Exhibit 10.1

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

***CONFIDENTIAL TREATMENT REQUESTED***

Note: Confidential treatment requested with respect to certain portions hereof denoted with “***”

LICENSE AND DEVELOPMENT AGREEMENT

AMONG

ARIUS PHARMACEUTICALS, INC.,

BIODELIVERY SCIENCES INTERNATIONAL, INC.

ARIUS TWO, INC.

and

ENDO PHARMACEUTICALS INC.

Dated as of January 5, 2012

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

LICENSE AND DEVELOPMENT AGREEMENT

This LICENSE AND DEVELOPMENT AGREEMENT (this “Agreement”) is made and effective as of January 5, 2012 (the “Effective Date”) by and among Arius Pharmaceuticals, Inc., a Delaware corporation (“Arius”), BioDelivery Sciences International, Inc., a Delaware corporation (“Parent”), and, to the extent deemed a party hereto pursuant to Section 15.19 hereof, Arius Two, Inc., a Delaware corporation (“Arius Two”), each having its principal office at 801 Corporate Center Drive, Suite 210, Raleigh, NC 27607 (Arius, Parent, and, to the extent deemed a party hereto pursuant to Section 15.19 hereof, Arius Two together are referred to as “BDSI”) and Endo Pharmaceuticals Inc., a Delaware corporation, having its principal office at 100 Endo Boulevard, Chadds Ford, PA 19317, USA (“Endo”) (each of Arius, Parent, and, to the extent deemed a party hereto pursuant to Section 15.19 hereof, Arius Two and Endo being a “Party,” and collectively, the “Parties”).

WHEREAS, BDSI Controls (as defined below) certain patents and know-how relating to Product (as defined below), and BDSI has initiated clinical studies with respect to Product; and

WHEREAS, Endo desires to obtain a license to develop, use, commercialize, make or have made, distribute and sell Product, and BDSI is willing to grant such license on the terms and conditions set forth below;

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

The following terms, whether used in the singular or the plural, shall have the meanings designated to them under this Article unless otherwise specifically indicated.

1.1 “Accounting Standards” means the current accounting standards applicable to Endo or BDSI, as applicable, for the relevant time period. As of the Effective Date, the Accounting Standards are U.S. GAAP for Endo and BDSI, but in the event Endo or BDSI, as applicable, adopts a different accounting standard, such as the International Financial Reporting Standards, then such accounting standard shall become the Accounting Standards as of the effective date of its adoption, as applicable.

1.2 “Acquired Entity” means, in the event BDSI or any Affiliate thereof acquires any Third Party or all or substantially all of the stock, assets, or business of a Third Party or otherwise obtains control of a Third Party (with “control”, for purposes of this definition, having the meaning set forth below in the definition of “Affiliate”), such Third Party or any Affiliate thereof.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

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1.3 “Acquiring Entity” means any Third Party that acquires all or substantially all of the stock, assets, or business of BDSI (or all or substantially all of the assets or business thereof related, in either case, to this Agreement) or otherwise obtains control of BDSI (with “control”, for purposes of this definition, having the meaning set forth below in the definition of “Affiliate”), or any Affiliate of such Third Party.

1.4 “Active Ingredient” means buprenorphine.

1.5 “Active Ingredient Specifications” means the specifications for the Active Ingredient to be used in Product, attached hereto as Annex I, as such specifications may be amended from time to time as provided herein.

1.6 “Additional BDSI Trials” has the meaning set forth in Section 3.2(b).

1.7 “Affiliate” means any company or entity controlled by, controlling, or under common control with a party. For purposes of the definition of “Affiliate,” “control” and, with corresponding meanings, the terms “controlled by,” “controlling,” and “under common control with” means (a) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities, participating profit interest, or other ownership interests of a legal entity, or (b) the possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance.

1.8 “Agreement” has the meaning set forth in the Preamble.

1.9 “ANDA” means an Abbreviated New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA.

1.10 “Applicable Senior Officers” mean (a) in the case of disputes referred from the JDC, the Executive Vice President, Research & Development of Endo or his or her designee, and the Chief Executive Officer of Parent or his or her designee; and (b) in the case of all other disputes arising under this Agreement, including without limitation disputes referred from the JCC, the Chief Operating Officer of Endo or his or her designee, and the Chief Executive Officer of Parent or his or her designee.

1.11 “Approval Criteria” has the meaning set forth in Section 14.2(e).

1.12 “Arbitration” has the meaning set forth in Section 15.11(c).

1.13 “Arbitration Request” has the meaning set forth in Section 15.11(c)(i).

1.14 “Arbitrators” has the meaning set forth in Section 15.11(c)(iii).

1.15 “Arius” has the meaning set forth in the Preamble.

1.16 “Arius Two” has the meaning set forth in the Preamble.

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1.17 “Audited Party” has the meaning set forth in Section 7.8(b).

1.18 “Background Technology” has the meaning set forth in Section 9.1.

1.19 “Bankruptcy Laws” means Title 11 of the United Stated Code, 11 U.S.C. §§ 101 1330, as it may be amended from time to time, any successor statute or any applicable state or foreign laws relating to bankruptcy, dissolution, liquidation, winding up or reorganization.

1.20 “BDSI” has the meaning set forth in the Preamble.

1.21 “BDSI Confidential Information” has the meaning set forth in Section 10.1.

1.22 “BDSI Design Defect” has the meaning set forth in Section 13.3(a).

1.23 “BDSI Indemnitees” has the meaning set forth in Section 13.1.

1.24 “BDSI Intellectual Property” means the BDSI Patents and BDSI Know-How.

1.25 “BDSI Know-How” means any and all Know-How Controlled by BDSI at any time during the Term that is necessary or useful to make, use or sell Product in the Field in the Territory, but excluding the BDSI Patents, provided that, notwithstanding anything to the contrary, BDSI Know-How shall not include any Know-How that is owned, licensed, or otherwise controlled at any time by any Acquiring Entity or Acquired Entity, or comes under the control of BDSI pursuant to a transfer or assignment to BDSI from any Acquired Entity (the “Acquired Know-How”), except to the extent such Acquired Know-How was already included within the BDSI Know-How immediately prior to the date of the transaction by which such Acquiring Entity or Acquired Entity, respectively, first became an Acquiring Entity or Acquired Entity, respectively.

1.26 “BDSI Manufacturing Defect” has the meaning set forth in Section 13.3(a).

1.27 “BDSI Patent” means any patent or patent application, including, without limitation, any patents or patent applications covering Developed Technology in which BDSI has an ownership interest pursuant to Section 9.2, in the Territory that is Controlled by BDSI at any time during the Term and that claims or would otherwise be infringed by the Product, including, to the extent included therein, the BEMA Technology , or the Manufacture or use of Product, in the Field, and, to the extent covering the Product, any provisional, continuation, divisional, continuation in part application, substitution, reissue, renewal, reexamination, protection certificate, extension, registration and confirmation of any such patent or patent application, provided that, notwithstanding anything to the contrary, BDSI Patents shall not include any patents or patent applications that are owned, licensed, or otherwise controlled at any time by any Acquiring Entity or Acquired Entity, or come under the Control of BDSI pursuant to a transfer or assignment to BDSI from any Acquired Entity (collectively, all such Patents, the “Acquired Patents”), except to the extent such Acquired Patents were already included within the BDSI Patents immediately prior to the date of the transaction by which such Acquiring Entity

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

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Confidential treatment requested with respect to certain portions hereof denoted with “***”

or Acquired Entity, respectively, first became an Acquiring Entity or Acquired Entity, respectively.

1.28 “BDSI Trademarks” means the BEMA® trademark, as well as any other trademarks and trade names, whether or not registered, that are Controlled by BDSI at any time during the Term and are applied to or used by BDSI in connection with Product in the Field in the Territory.

1.29 “BDSI Trials” has the meaning set forth in Section 3.2(b).

1.30 “BEMA Improvement” has the meaning set forth in Section 9.2.

1.31 “BEMA Technology” means BDSI’s proprietary BioErodible MucoAdhesive (“BEMA®”) Drug Delivery Technology, a buccal soluble film consisting of a small bioerodible polymer film for application to the mucosal membranes (inner lining of the cheek).

1.32 “Business Day” means any day except (a) Saturday, (b) Sunday or (c) a day that is a federal legal holiday in the U.S.

1.33 “CDC Agreement” means that certain Royalty Purchase and Amendment Agreement, dated September 5, 2007, between Parent and CDC IV, LLC.

1.34 “Change of Control” means the occurrence of any of the following: (a) any consolidation or merger of a Party with or into any Third Party, or any other corporate reorganization involving a Third Party, in which those persons or entities that are stockholders of such Party immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the surviving entity’s voting power immediately after such consolidation, merger or reorganization; (b) a change in the legal or beneficial ownership of fifty percent (50%) or more of the voting securities of any Party (whether in a single transaction or series of related transactions) where, immediately after giving effect to such change, the legal or beneficial owner of more than fifty percent (50%) of the voting securities of such Party is a Third Party; or (c) the sale, transfer, lease, license or other disposition of all or substantially all of a Party’s assets in one or a series of related transactions to a Third Party.

1.35 “Claims” has the meaning set forth in Section 13.1.

1.36 “Clinical Trial” means any clinical testing of Product in human subjects in the Territory.

1.37 “Clinical Trial Material” means Product and placebo for administration to humans in the BDSI Trials, Existing Clinical Trials, or Supportive Trials.

1.38 “CMC” means data, information, or procedures (as applicable) relating to the composition, Manufacture, or control of the Active Ingredient and Product, which may be requested or required by a Regulatory Authority for Regulatory Approval, including but not

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

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Confidential treatment requested with respect to certain portions hereof denoted with “***”

limited to data, information, and procedures relating to structure, Manufacturing process, validation, characterization, container closure systems, stability, quality, and purity.

1.39 “Commercialization Criteria” has the meaning set forth in Section 14.2(e).

1.40 “Commercialization Plan” has the meaning set forth in Section 6.2(a).

1.41 “Commercially Reasonable Efforts” means (a) in respect of Endo, *** or (b) in respect of BDSI, ***. “Commercially Reasonable” shall have a corresponding meaning.

1.42 “Confidential Information” has the meaning set forth in Section 10.1.

1.43 “Controlled” or “Controls” means, with respect to any item of Know-How or any intellectual property right, that a Party owns or has a license to such item or right and has the ability to grant to the other Party a license or sublicense under such item or right as provided for in this Agreement without violating the terms of any agreement or other arrangement with any Third Party in existence, as applicable.

1.44 “Co-Promotion Notice” has the meaning set forth in Section 6.4.

1.45 “Damages” has the meaning set forth in Section 13.1.

1.46 “DEA” means the U.S. Drug Enforcement Administration or successor agency thereto.

1.47 “Debtor Party” has the meaning set forth in Section 14.2(d).

1.48 “Defending Party” has the meaning set forth in Section 13.4.

1.49 “Designated Reviewers” has the meaning set forth in Section 11.3(a).

1.50 “Developed Technology” means Know-How conceived and reduced to practice or originally authored by or on behalf of one or both Parties or any Affiliates thereof pursuant to or in the exercise of rights under this Agreement, including in the course of or as a direct result of, the conduct of the activities set forth or contemplated by the Development Plan, or as a result of a Party’s (or its Affiliate’s) use of the other Party’s Confidential Information or Background Technology in breach of this Agreement, and any intellectual property rights appurtenant thereto (including any patents and patent applications claiming such Know-How).

1.51 “Development Costs” has the meaning set forth in Section 3.4.

1.52 “Development Plan” has the meaning set forth in Section 3.1.

1.53 “Disclosing Party” has the meaning set forth in Section 10.1.

1.54 “Effective Date” has the meaning set forth in the Preamble.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

IRS Employer Identification No. 35-208985

Confidential treatment requested with respect to certain portions hereof denoted with “***”

1.55 “Endo” has the meaning set forth in the Preamble.

1.56 “Endo Confidential Information” has the meaning set forth in Section 10.1.

1.57 “Endo Indemnitees” has the meaning set forth in Section 13.2(a).

1.58 “Endo Intellectual Property” means the Developed Technology owned solely by Endo pursuant to Section 9.2.

1.59 “Existing BDSI Agreements” means the LTS PDA and all contracts to which Arius or Parent are parties concerning the development or Manufacture of Product listed on Exhibit B.

1.60 “Existing CDA” has the meaning set forth in Section 15.2.

1.61 “Existing Clinical Trials” means those Clinical Trials, ***,” that were initiated by or on behalf of Arius or Parent prior to, and are ongoing as of, the Effective Date.

1.62 “Europe Region” has the meaning set forth on Exhibit A.

1.63 “FD&C Act” means the U.S. Federal Food, Drug, and Cosmetics Act (21 U.S.C. Section 301 et seq.), as amended.

1.64 “FDA” means the U.S. Food and Drug Administration or successor agency thereto.

1.65 “Field” means all uses in humans.

1.66 “First Commercial Sale” means the date on which, following Regulatory Approval in the Territory, Product is first sold by Endo, any of its Affiliates or sublicensees to a Third Party (other than sales by Endo to its Affiliates, Subcontractors, or sublicensees for purposes of resale or performing research or development).

1.67 “GAAP” means generally accepted accounting principles, consistently applied.

1.68 “Generic Competition” means, with respect to a Product in a particular country, the *** during which one or more Generic Products corresponding to Product are being marketed, sold, or distributed by a Third Party in such country and the number of units sold of such Generic Product(s) and any authorized generic version of Product ***.

1.69 “Generic Product” means a product approved through an ANDA, or an application under Section 505(b)(2) of the FD&C Act that references any NDA for Product (or future functional equivalent) listed in the FDA Publication “Approved Drug Products with Therapeutic Equivalence Evaluations” (known as the Orange Book), submitted by a Third Party that is rated as a therapeutic equivalent and designated as automatically substitutable for Product

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

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Confidential treatment requested with respect to certain portions hereof denoted with “***”

at the pharmacy level under any applicable state administrative or formulary designation or a product approved under the foreign equivalent of any of the foregoing.

1.70 “Hatch-Waxman Act” has the meaning set forth in Section 9.4(c).

1.71 “H-W Suit Notice” has the meaning set forth in Section 9.4(c).

1.72 “IND” means an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, the filing of which is necessary to commence a Clinical Trial

1.73 “Indemnitee” has the meaning set forth in Section 13.4.

1.74 “Indemnitor” has the meaning set forth in Section 13.4.

1.75 “Initial BDSI Trials” has the meaning set forth in Section 3.2(a).

1.76 “Initial Development Plan” has the meaning given to such term in Section 3.2.

1.77 “Initiating Party” has the meaning set forth in Section 9.4(d).

1.78 “JCC” has the meaning set forth in Section 2.1.

1.79 “JDC” has the meaning set forth in Section 2.2.

1.80 “Know-How” means and includes conceptions, ideas, innovations, inventions, processes, machines, equipment, compositions of matter, genetic material, improvements, enhancements, modifications, technological developments, know-how, methods, techniques, systems, designs, artwork, drawings, plans, specifications, blueprints, mask works, software, documentation, data and information (irrespective of whether in human or machine-readable form), works of authorship, and products, in each case whether or not patentable, copyrightable, or susceptible to any other form of legal protection.

1.81 “Licensee” has the meaning set forth in Section 15.13.

1.82 “Licensor” has the meaning set forth in Section 15.13.

1.83 “LTS PDA” means that certain Process Development Agreement, dated February 8, 2008, between Parent and LTS Lohmann Therapie-Systeme AG, a limited liability company organized under the laws of Germany (“LTS”), ***.

1.84 “Manufacture” has the meaning given to such term in Section 5.1(a)(i).

1.85 “Marketing Exclusivity Right” means a marketing exclusivity right conferred as a result of (a) designation as a drug for rare diseases or conditions under Sections 525 et seq. of the FD&C Act, (b) an exclusive right to sell under an NDA pursuant to Section 505(j)(5) or

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

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Confidential treatment requested with respect to certain portions hereof denoted with “***”

505(c)(3)(D)(ii) and (iii) of the FD&C Act or any relevant subsequent legislation, rules or regulations, (c) the exclusive right granted by the FDA upon completion of pediatric studies requested by the FDA under Section 505A(a) of the FD&C Act or any successor legislation, or (d) any foreign equivalent of any of the foregoing.

1.86 “Middle East/North Africa Region” has the meaning set forth on Exhibit A.

1.87 “NDA” means a New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA.

1.88 “Net Sales” means the gross amount invoiced by Endo, its Affiliates, or sublicensees for the sale of Product to Third Parties, commencing with the First Commercial Sale, less ***.

***

***

Notwithstanding anything to the contrary, to the extent Endo, any Affiliate, or any sublicensee grants discounts (including, without limitation, trade, cash, and quantity discounts), retroactive price reductions, charge-back payments, credits, rebates, and similar payments or adjustments to managed health care organizations, pharmacy benefit management companies, health care insurance carriers, federal, state or local governments, their agencies, purchasers, reimbursers, or trade customers, including but not limited to wholesalers or other distributors, or any adjustments arising from consumer discount programs (any of the foregoing, a “Discount”), then, when any such Discount is based on sales of a bundled set of products in which a Product is included, or otherwise as an incentive or consideration for a Third Party to buy other products from Endo, an Affiliate thereof, or any sublicensee, the Discount shall, for purposes of calculating Net Sales hereunder ***.

1.89 “Non-Debtor Party” has the meaning set forth in Section 14.2(d).

1.90 “Non-Defending Party” has the meaning set forth in Section 13.4.

1.91 “Non-Initiating Party” has the meaning set forth in Section 9.4(d).

1.92 “Non-Subject Party” has the meaning set forth in Section 15.13.

1.93 “North America Region” has the meaning set forth on Exhibit A.

1.94 “Notice Period” has the meaning set forth in Section 6.4.

1.95 “OTC Version” shall mean any version of Product for use in the Field that has been approved by the FDA or other applicable Regulatory Authority for sale to customers and/or patients in the Territory without a prescription.

Confidential Treatment Requested by BioDelivery Sciences International, Inc.

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1.96 “PHS Act” means the Public Health Service Act (42 U.S.C. Section 262 et seq.), as amended.

1.97 “Pacific Rim Region” has the meaning set forth on Exhibit A.

1.98 “Packaging Specifications” means the packaging and labeling specifications for Product, attached hereto as Annex III, as such specifications may be amended from time to time as provided herein.

1.99 “Parent” has the meaning set forth in the Preamble.

1.100 “Party” or “Parties” has the meaning set forth in the Preamble.

1.101 “Patent Claims” refers to the claims included as of the Effective Date in ***, which is a BDSI Patent and listed on Schedule A.

1.102 “Phase III Clinical Trial” means any pivotal Clinical Trial(s), which Clinical Trial(s) is(are) designed to (a) establish that the Product is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the Product in the dosage range to be prescribed; (c) be a pivotal study for submission of an NDA, and (d) be generally consistent with 21 CFR §312.21(c).

1.103 “Patent Recovery Amount” has the meaning given to such term in Section 7.3(f)(ii).

1.104 “Plant” means the premises that house BDSI’s (or its contract manufacturer’s) manufacturing operations for Clinical Trial Materials as of the Effective Date or such other FDA-approved facility that is subsequently approved by Endo for the purpose of manufacturing Clinical Trial Materials hereunder.

1.105 “Post-Approval Development Activities” has the meaning set forth in Section 3.3(c).

1.106 “Post-Approval Regulatory Submissions” has the meaning set forth in Section 4.2(a).

1.107 “Pre-Approval Regulatory Submissions” has the meaning set forth in Section 4.1(b).

1.108 “Product” means a drug product containing buprenorphine as its sole active ingredient *** and using BDSI’s BEMA Technology, in any formulation and any dosage strength under development by BDSI or Endo at any time before or during the Term, including an authorized generic version thereof and/or any OTC Versions.

1.109 “Product Specifications” means the specifications for Product attached hereto as Annex IV, including master batch records, process specifications and analytical methods, as such

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specifications may be amended from time to time as provided herein, including, without limitation, such amendments as may be required to obtain Regulatory Approval for Product.

1.110 “Quality Agreement” means an agreement to be entered into between the Parties within *** after the Effective Date concerning quality assurance, quality control, and validation related to the Manufacture of Clinical Trial Materials.

1.111 “QLT Agreements” mean that certain Intellectual Property Assignment Agreement, dated as of September 5, 2007, between Arius Two, a wholly-owned subsidiary of Parent, and QLT USA, Inc. (“QLT”) and the other documents and agreements contemplated by or executed in conjunction with the foregoing, including but not limited to certain security agreements concerning certain BDSI Intellectual Property.

1.112 “QLT Security Interest” means the security interest granted by BDSI or its Affiliates pursuant to the QLT Agreements in and to any of the BDSI Intellectual Property.

1.113 “Raw Materials” means, in relation to Clinical Trial Materials, the starting materials, Active Ingredient, excipients and packaging materials used in the Manufacture thereof.

1.114 “Recall” has the meaning specified in Section 4.4(a).

1.115 “Receiving Party” has the meaning set forth in Section 10.1.

1.116 “Regions” means the North America Region, the South/Central America Region, the Europe Region, the Middle East/North Africa Region, the Pacific Rim Region and the rest of the world, as each such Region is defined on Exhibit A, which Exhibit A may be modified from time to time by Endo exercising reasonable discretion upon written notice to BDSI.

1.117 “Regulatory Approval” means, for Product, all permissions, approvals, licenses, registrations, authorizations, or clearances of any Regulatory Authority that are necessary for the sale of such Product for use in the Field in any country in the Territory (excluding pricing and reimbursement approvals).

1.118 “Regulatory Authority” means, with respect to the Territory, any domestic (federal or state) or foreign court, commission or governmental, regulatory or administrative body, board, bureau, agency, instrumentality, authority or tribunal or any subdivision thereof in the Territory, including, but not limited to, the FDA, the DEA and the authority(ies) in each country in the Territory that are comparable to the FDA and the DEA and have responsibility for granting regulatory approval for the Manufacture, use and sale of Product in the Field in such country, including but not limited to pricing and reimbursement approvals.

1.119 “Regulatory Requirements” means, with respect to the Territory, (a) all specifications, methods of Manufacture, and other information in one or more Regulatory Submissions related in any way to Product, and (b) all laws, rules, regulations, applicable regulatory guidance documents, and other requirements of any Regulatory Authority that govern

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Product, including its Manufacture, including but not limited to the requirements set forth in the FD&C Act, the PHS Act, the quality system regulation (“QSR”) rules set forth in 21 Code of Federal Regulation (“C.F.R.”) Part 820, the current good manufacturing practices regulations set forth in 21 C.F.R. Section 210 et seq. and 21 C.F.R. Sections 600-610 and the World Health Organization’s cGMP Guidelines (collectively, “cGMP”), and in each case, the foreign equivalents thereof in the Territory, as any of the foregoing may be amended from time to time.

1.120 “Regulatory Submissions” means all applications, filings, dossiers and the like submitted to a Regulatory Authority for the purpose of obtaining Regulatory Approval from that Regulatory Authority, including, without limitation, ANDAs, NDAs, sNDAs, and foreign equivalents thereof.

1.121 “Requesting Party” has the meaning set forth in Section 7.8(b).

1.122 “Royalty” has the meaning set forth in Section 7.3(a).

1.123 “Royalty Statement” has the meaning set forth in Section 7.3(d).

1.124 “Safety Agreement” has the meaning set forth in Section 4.3(d).

1.125 “Source Documents” means all of BDSI’s data, reports, memoranda and any other development related materials that will be used to support Pre-Approval Regulatory Submissions and Post-Approval Regulatory Submissions.

1.126 “South/Central America Region” has the meaning set forth on Exhibit A.

1.127 “Specification” means each of the following as they relate to the Active Ingredient, Raw Materials and/or Product, as appropriate:

***

each as set forth in the annexes hereto and as may be amended, restated or otherwise modified from time to time by Endo exercising its reasonable discretion upon written notice to BDSI, provided that any such amendment, restatement, or modification of any Specifications with respect to Product to be (a) used in any Clinical Trials to be conducted by or on behalf of BDSI hereunder or (b) supplied by or on behalf of BDSI to Endo hereunder shall, in each case, be subject to BDSI’s prior written consent, not to be unreasonably withheld.

1.128 “Subcontractors” has the meaning set forth in Section 8.4(b).

1.129 “Subject Party” has the meaning set forth in Section 15.13.

1.130 “Supportive Trials means those Clinical Trials ***.

1.131 “Term” has the meaning set forth in Section 14.1.

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1.132 “Territory” means, subject to any termination hereof with respect to any country(ies) pursuant to Section 14.2(e), worldwide.

1.133 “Third Party” means any person or entity other than BDSI, Endo and their respective Affiliates.

1.134 “Threshold 1 Arbitrator” has the meaning set forth in Section 15.11(c)(iii).

1.135 “U.S.” means the United States of America and all territories thereof.

1.136 “Validation Activities” means those activities to be performed by BDSI under the Quality Agreement to validate the Plant and processes for the Manufacture of Clinical Trial Materials for administration to humans.

1.137 “Valid Claim” means a claim of any issued, unexpired United States or granted foreign patent that has not been dedicated to the public, disclaimed, abandoned or held invalid or unenforceable by a court or other body of competent jurisdiction from which no further appeal can be taken, and that has not been explicitly disclaimed, or admitted in writing to be invalid or unenforceable or of a scope not covering a particular product (or the use or manufacture thereof) or service through reissue, disclaimer or otherwise.

1.138 “Withholding Taxes” has the meaning set forth in Section 7.5.

ARTICLE 2

GOVERNANCE

2.1 Joint Commercialization Committee. The Parties’ commercialization of Product in the Territory under this Agreement shall be overseen by a Joint Commercialization Committee (the “JCC”) with responsibilities as described in this Section 2.1.

(a) Membership. The JCC shall be composed of *** members, *** members appointed by each Party. The JCC will consist of at least *** ( vice president or higher) or his or her designee from each Party authorized to make decisions with respect to matters including, but not limited to, making commercialization decisions. Not later than *** prior to the anticipated filing of an application for Regulatory Approval for Product in the U.S, each Party shall appoint its initial representatives to the JCC. Each Party may replace its JCC representatives at any time upon written notice to the other Party. Endo will designate one of its representatives as the Chairperson of the JCC. The Chairperson shall be responsible for scheduling meetings, preparing and circulating an agenda in advance of each meeting, preparing and issuing minutes of each meeting within thirty (30) days thereafter, revising such minutes to reflect timely comments thereon, and overseeing the ratification of such revised minutes.

(b) Meetings. Commencing no later than *** prior to the anticipated filing of an application for Regulatory Approval for Product in the U.S., the JCC shall meet a minimum

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***. In no event shall the JCC be required to meet more than *** per year. The Parties shall endeavor to schedule meetings of the JCC at least *** in advance. Notwithstanding the foregoing, the Chairperson of the JCC may, at his or her discretion, cancel or reschedule any meeting of the JCC. Meetings for the JCC shall be held on an alternating basis in Raleigh, North Carolina (or such other location in the continental U.S. as may be chosen by BDSI) and Chadds Ford, Pennsylvania (or such other location in the continental U.S. as may be chosen by Endo), or as otherwise agreed by the Parties. If an in-person meeting of the JCC is required in order to maintain progress with the Commercialization Plan, an ad hoc JCC meeting may be called by either Party, to be held within *** of such request at a location specified by the non-requesting Party. At each regularly scheduled meeting of the JCC, Endo shall provide the JCC with a ***. Either Party may invite subject matter experts or other relevant personnel to attend any meeting of the JCC.

(c) Responsibilities. The JCC shall:

(i) Review and advise on the Commercialization Plan developed by Endo;

(ii) Oversee the implementation of the Commercialization Plan;

(iii) Discuss the state of the markets for Product in the Territory and opportunities and issues concerning the commercialization of Product, including consideration of marketing and promotional strategy, marketing research plans, labeling, Product positioning and Product profile issues;

(iv) Oversee the sales efforts of Endo in the Territory, and, if applicable, the sales efforts of BDSI;

(v) Review and advise with respect to post-Regulatory Approval activities;

(vi) Resolve, or attempt to resolve, any disputes arising between or among Designated Reviewers, pursuant to Section 11.3(b);

(vii) Have authority to establish one or more other committees, having equal representation from, and voting power by, each Party, that report to the JCC and assist the JCC in carrying out its responsibilities, which other committees shall be subordinate to the JCC, shall have such membership and responsibilities, subject to the requirements of having equal representation from, and voting power by, each Party, as the JCC shall determine, and may be disbanded by the JCC at any time;

(viii) Resolve, or attempt to resolve any disputes not resolved by any subordinate committee created by the JCC; and

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(ix) Perform such other functions as appropriate to further the purposes of this Agreement and as allocated to it in writing by the Parties.

2.2 Joint Development Committee. The Parties’ development of Product in the Territory under this Agreement shall be overseen by a Joint Development Committee (the “JDC”) with responsibilities as described in this Section 2.2.

(a) Membership. The JDC shall be composed of *** members, *** members appointed by each Party, including at least one research and development executive or his or her designee from each Party. Promptly following the Effective Date, each Party shall appoint its initial representatives to the JDC. Each Party may replace its JDC representatives at any time upon written notice to the other Party. Endo will designate one of its representatives as the Chairperson of the JDC. The Chairperson shall be responsible for scheduling meetings, preparing and circulating an agenda in advance of each meeting, preparing and issuing minutes of each meeting within *** thereafter, revising such minutes to reflect timely comments thereon, and overseeing the ratification of such revised minutes.

(b) Meetings. While the Parties are developing and conducting Clinical Trials for Product, the JDC shall meet a minimum of *** per year. The Parties shall endeavor to schedule meetings of the JDC at least *** in advance. Notwithstanding the foregoing, the Chairperson of the JDC may, at his or her discretion, cancel or reschedule any meeting of the JDC. Meetings of the JDC shall be held on an alternating basis in Raleigh, North Carolina (or such other location in the continental U.S. as may be chosen by BDSI) and Chadds Ford, Pennsylvania (or such other location in the continental U.S. as may be chosen by Endo). At each regularly scheduled meeting of the JDC, each Party shall provide the JDC with a reasonably detailed written update regarding the work performed by such Party under the Development Plan since the last regularly scheduled meeting. Either Party may invite subject matter experts or other relevant personnel to attend any meeting of the JDC.

(c) Responsibilities. The JDC shall:

(i) Oversee and manage the planning and implementation of the Development Plan;

(ii) Review, comment on, and approve the development budget for the Development Plan on an annual basis;

(iii) Review results of the Development Plan and discuss and prepare proposed amendments or modifications to the Development Plan when such changes appear to be advisable to achieve the Parties’ Product development goals;

(iv) Approve amendments or modifications to the Development Plan and review revised development budgets;

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(v) Facilitate the exchange of regulatory documents and other regulatory information between the Parties pursuant to Article 4;

(vi) Have authority to establish one or more other committees, having equal representation from, and voting power by, each Party, that report to the JDC and assist the JDC in managing and directing the Development Plan. Any such committees formed beyond the JDC shall be subordinate to the JDC, shall, subject to the requirements of having equal representation from, and voting power by, each Party, have such membership and responsibilities as the JDC shall determine, and may be disbanded by the JDC at any time;

(vii) Resolve, or attempt to resolve any disputes not resolved by any subordinate committee created by the JDC; and

(viii) Perform such other functions as appropriate to further the purposes of this Agreement and as allocated to it in writing by the Parties.

2.3 Decision Making; Authority. Each of the JCC, JDC, and any subcommittee of either of the foregoing shall make its decisions by consensus, with each Party’s representatives collectively having ***. If any subcommittee of the JCC or JDC, respectively, is unable to reach consensus regarding a matter before it, the issue shall be presented to the JCC or JDC, respectively, for resolution. If either the JCC or JDC is unable to reach consensus regarding any matter before it (including any matter that was unable to be resolved by any subcommittee), the issue shall be presented by the JCC or JDC, as applicable, to the Parties’ Applicable Senior Officers for resolution. Once an issue has been presented to the Applicable Senior Officers, they shall have *** to make a final determination regarding the issue in dispute. In the event that the Applicable Senior Officers are unable to reach a final determination within such ***.

2.4 General Principles.

(a) Each of the JCC and the JDC and their respective subordinate committees has no authority beyond the specific responsibilities set forth in this Agreement with respect to such committee. Any subordinate committee created by the JCC or the JDC, as applicable, shall have such duties and responsibilities delegated to such committee by the JCC or the JDC, as applicable, so long as such duties and responsibilities do not exceed the respective power and authority assigned to the JCC and the JDC hereunder. In particular, and without limiting the generality of the foregoing and notwithstanding anything to the contrary in this Agreement, no committee may amend or modify the terms or provisions of this Agreement.

(b) Each Party shall ensure that its representatives to a committee have appropriate expertise and authority to serve as members of such committee. With the consent of the representatives of each Party serving on a particular committee, other representatives of each Party may attend meetings of that committee as observers. A meeting of a committee may be held by audio or video teleconference with the consent of each Party, provided that at least half of all meetings for that committee in each calendar year shall be held in person. Meetings of a

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committee shall be effective only if at least one representative of each Party is present or participating. Each Party shall be responsible for all of its own expenses of participating in committee meetings. Each Party shall use good faith and cooperative efforts to facilitate and assist the efforts of the committees.

(c) Each committee shall continue to exist until the first to occur of ***.

(d) The Parties may form any other committees as they shall mutually agree.

ARTICLE 3

DEVELOPMENT PROGRAM

3.1 Overview of Development. The Parties shall undertake the development of Product in a collaborative and efficient manner in accordance with this Article 3. The clinical development of Product in the Territory under this Agreement shall be governed by a written development plan (the “Development Plan”), as such Development Plan may be revised from time to time in accordance with Section 3.2(a).

3.2 Development Plan.

(a) Development Plan. Attached as Schedule 3.2(a) is the initial Development Plan (the “Initial Development Plan”), which contains detailed provisions governing all clinical development, budgets and timelines, Manufacturing, and regulatory work expected, as of the Effective Date, to be performed by BDSI and Endo to obtain initial Regulatory Approval of Product in the U.S., provided that, notwithstanding anything to the contrary, BDSI’s obligations under the Initial Development Plan shall be limited to the performance of the Clinical Trials***, described therein as being performed by BDSI (the “Initial BDSI Trials”), ***. Endo shall provide BDSI a period of not more than *** to provide substantive comments on any amendments to the Development Plan and protocols for Clinical Trials. Endo shall give good faith consideration to all substantive comments timely provided by BDSI and shall revise the Development Plan, such amendments and each such protocol to reflect any such comments provided by BDSI that Endo, in its reasonable discretion, shall deem necessary or appropriate. As long as Product is being developed, the JDC shall review the Development Plan at least annually and may, from time to time, provide comments to and/or revise the Development Plan in a manner consistent with the terms of this Agreement and the goals of the Parties’ collaborative development of Product. The final determination as to what changes and/or revisions shall be made to any Development Plan shall be made by the JDC and will be subject to the provisions of Section 2.3 in the case of any deadlock among the members of the JDC. ***. Once approved in accordance with this Agreement, a revised Development Plan shall replace the prior Development Plan. The Development Plan shall in no event be amended in a manner that would require either Party to perform any assignment or task in a manner that would violate any applicable law or regulation. In the event of a change in any applicable law or regulation, the Parties shall work together in good faith to amend the Development Plan to enable each Party to comply fully with such law or regulation. If such

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amendment is not approved, the affected Party would be excused from performing any activity specified in the Development Plan that would violate or result in a violation of any applicable law or regulation.

(b) Performance of Development Plan. BDSI shall use Commercially Reasonable Efforts to conduct its tasks pursuant to the Development Plan and to attempt to achieve the objectives of the Development Plan, ***. BDSI shall perform such obligations under the Development Plan in a professional manner, and in compliance in all material respects with the Development Plan and the requirements of applicable laws and regulations and all applicable good clinical and manufacturing practices. Changes in the scope or direction of the development work under this Agreement that would require a material deviation from the Development Plan must be approved by the JDC as set forth in Section 2.3.

3.3 Responsibilities of the Parties.

(a) BDSI shall have primary responsibility for implementing clinical development required for Regulatory Approval in the U.S. for Product solely as explicitly set forth in this Article 3. Such responsibilities shall include: ***. BDSI may engage Subcontractors to conduct *** if such Subcontractors are approved by Endo as set forth in Section 8.4, such approval not to be unreasonably withheld, and the engagement is pursuant to an agreement approved in writing by Endo (such approval not to be unreasonably withheld and in any event to be given or denied within *** of Endo receiving a copy of such agreement), provided that this sentence shall not apply to any Subcontractors engaged to conduct the ***. Any such agreement executed following the Effective Date with a Subcontractor shall, unless otherwise consented to in writing by Endo (such consent not to be unreasonably withheld), provide that Endo shall have direct access to, the right to communicate directly with, and the right to provide instructions to, such Subcontractor, during normal business hours and with not less than 24 hours written notice to BDSI. In addition, Endo may designate Third Parties (who must be reasonably satisfactory to BDSI) with whom BDSI shall contract, as set forth above, to perform ***.

(b) Upon not less than *** notice to BDSI, and with the consent of BDSI, which consent shall not be unreasonably withheld, and subject to any applicable contracts with Subcontractors, Endo shall have the right to inspect the sites at which *** are conducted and the facilities at which Clinical Trial Materials are Manufactured. In the event that a Clinical Trial site or a Subcontractor engaged by BDSI to perform any *** is to be inspected by representatives of any Regulatory Authority or any oversight body (i.e. an independent review board or ethics committee), BDSI shall notify Endo promptly (and in any event, within ***) after learning of such inspection, and shall supply Endo with copies of any correspondence or portions of correspondence relevant to Product or Clinical Trial Materials. In addition, at the request of Endo, BDSI shall use Commercially Reasonable Efforts to allow Endo to have its representatives be present in any facility that is being inspected and to participate in any meetings in respect to the inspection. Following any such inspection, BDSI shall provide Endo with a written summary of that portion of the inspection that was relevant to Product or Clinical Trial Material within *** of such inspection.

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(c) Endo shall have ultimate responsibility for, and use Commercially Reasonable Efforts to plan and implement, the clinical development strategy for Product and will collaborate with BDSI on clinical development required for Regulatory Approval in the U.S. Endo shall have primary responsibility for implementing post-Regulatory Approval deferred pediatric trials as required by the Pediatric Research Equity Act, postmarket requirement clinical trials and/or postmarket commitment clinical trials in the Territory, any other Clinical Trials or other activities required by any Regulatory Authority (other than ***) (collectively, “Post-Approval Development Activities”). Endo shall perform such obligations in compliance in all material respects with the Development Plan, applicable laws, and Regulatory Requirements, as applicable, including but not limited to as set forth in greater detail in this Article 3 and Article 4.

(d) Within *** after the Product receives Regulatory Approval in the U.S., Endo shall submit to the JDC a Commercially Reasonable Development Plan in respect to developing the Product and seeking Regulatory Approval for the Product in ***. It is acknowledged by BDSI that it is Endo’s current intent to develop and commercialize the Product ***. Endo shall use Commercially Reasonable Efforts to implement such a Development Plan substantially in accordance with its terms. ***, Endo shall have primary responsibility for implementing clinical development required for such Regulatory Approvals. Such responsibilities shall include (i) completing all Clinical Trials necessary for Regulatory Approval in the applicable country(ies), (ii) performance of CMC activities for the Active Ingredient and Product, ***.

3.4 Development Costs. Except as otherwise set forth in this Section 3.4, BDSI shall be responsible for all costs and expenses incurred by it in connection with its performance of Clinical Trials of Product in the U.S. pursuant to the Development Plan hereunder, which shall only include any costs associated with the conduct of the *** for any of the foregoing, and BDSI’s internal operating costs with respect to any of the foregoing, such as costs of personnel and overhead therefor. “Development Costs” means ***. With respect to the ***, BDSI shall be responsible for the first $*** in Development Costs incurred by BDSI in connection therewith, Endo shall be responsible for the next $*** in Development Costs incurred by BDSI in connection therewith, and the Parties shall share equally in all Development Costs incurred by BDSI in connection therewith in excess of $*** (and, within *** of receiving any invoice from BDSI for any portion of Endo’s share of such Development Costs pursuant to the foregoing, Endo shall reimburse BDSI for such amount). BDSI shall have the right, upon written notice to Endo with respect to any portion of Development Costs to be borne by BDSI hereunder, to cause Endo to pay or reimburse BDSI such costs (any portion thereof to be paid by Endo within *** of an invoice therefor from BDSI), ***. Endo shall also be responsible for (i) all costs and expenses incurred in connection with the Post-Approval Development Activities, (ii) all Development Costs (and other costs) incurred in connection with the development of Product outside of the U.S. or any Clinical Trials other than the ***, and (iii) all costs associated with Post-Approval Regulatory Submissions as set forth in Section 4.2. For the purpose of clarity, except as otherwise specified in this Agreement, each Party shall be responsible for their own internal operating costs, such as personnel and overhead, in performing their obligations hereunder with respect to development. ***

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3.5 Development Guidelines.

(a) General. In all matters related to implementation of this Agreement, the Parties shall be guided by standards of reasonableness in economic terms and fairness to each of the Parties, striving to balance the legitimate interests and concerns of the Parties and further the development of Product.

(b) Independence. Subject to the terms of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity. The relationship between BDSI and Endo is that of independent contractors and neither Party shall have the power to bind or obligate the other Party in any manner, other than as is expressly set forth in this Agreement.

ARTICLE 4

REGULATORY MATTERS

4.1 Pre-Approval Regulatory Submissions.

(a) On the Effective Date, (i) BDSI shall transfer to Endo all Pre-Approval Regulatory Submissions, including any INDs submitted prior to the Effective Date with respect to any Clinical Trials (including but not limited to the Existing Clinical Trials), and (ii) the Parties shall execute and file the required letters with the FDA necessary to effect such transfer in the forms attached hereto as Exhibit C. Upon such transfer and the filing of such letters with the FDA, Endo shall be the legal and beneficial owner of such Pre-Approval Regulatory Submissions, and the legal sponsor of all Clinical Trials in the Territory, and shall have primary responsibility for dealings with the applicable Regulatory Authority with respect to Product. The Parties shall use their Commercially Reasonable Efforts to effect the transfer of legal responsibility for the conduct of the Existing Clinical Trials and render Endo the sponsor thereof for all legal purposes in a smooth and orderly fashion consistent with applicable law, Regulatory Requirements, and any existing contracts with Third Parties for the conduct of such Existing Clinical Trials.

(b) Commencing on the Effective Date, Endo shall have sole responsibility, at its own expense, for preparing, filing and maintaining all Regulatory Submissions for Regulatory Approval of Product in the Territory, including but not limited the NDA for Product (collectively, “Pre-Approval Regulatory Submissions”). Endo shall use Commercially Reasonable Efforts to obtain Regulatory Approvals for Product in the U.S. To this end, Endo shall use Commercially Reasonable Efforts to compile, submit and prosecute in a timely manner all necessary data, documents, NDAs (including labeling), and Regulatory Submissions, as applicable, in a format acceptable to the applicable Regulatory Authorities in the U.S. BDSI will promptly compile and provide any documents reasonably requested by Endo to support Endo’s submission for initial Regulatory Approval in the U.S. in the format requested by Endo (i.e., eCTD). In addition, BDSI will provide Endo discipline specific documents to support Pre-Approval Regulatory Submissions in the U.S. within *** of being requested by Endo. All Pre-

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Approval Regulatory Submissions for Product in the Territory shall be filed in the name of Endo. Endo shall be responsible for all communications and other dealings with the Regulatory Authorities relating to Product in the Territory, including responding to any questions posed by such Regulatory Authorities.

(c) All costs and expenses incurred in connection with the conduct of the *** will be the responsibility of BDSI, and BDSI shall provide sufficient support and information to Endo to enable Endo to comply with any obligations to Regulatory Authorities with respect to the conduct of the *** following the Effective Date.

(d) BDSI shall be responsible for compiling CMC Source Documents pertaining to the Active Ingredient and Product for inclusion in the Regulatory Submission for initial Regulatory Approval in the U.S., ***.

(e) Endo shall develop and implement procedures for drafting and review of any substantial Pre-Approval Regulatory Submission for Product in the U.S., which shall provide BDSI a period of no more than *** to provide substantive comments. Notwithstanding the foregoing, any substantive comments must be provided by BDSI to Endo no later than *** prior to any Pre-Approval Regulatory Submission deadline. Endo shall give good faith consideration to all substantive comments provided by BDSI and shall revise each such Pre-Approval Regulatory Submission to reflect any such comments provided by BDSI that Endo, in its reasonable discretion, shall deem necessary and/or appropriate to include in such Pre-Approval Regulatory Submission.

(f) Endo shall promptly notify BDSI of all Pre-Approval Regulatory Submissions that it submits in the U.S., and shall promptly provide BDSI with a copy (which may be wholly or partly in electronic form) of such Pre-Approval Regulatory Submissions. Endo shall provide BDSI with reasonable advance notice of any scheduled meeting between Endo or its Affiliate or sublicensee and any Regulatory Authority in the U.S. relating to any Pre-Approval Regulatory Submissions for Product in the Territory. BDSI shall have a right, subject to the approval of Endo, to have up to *** BDSI employees or contractors attend such meeting. At the request of Endo, such BDSI representatives that are to attend the meeting with the Regulatory Authority shall (i) attend and participate in pre-meeting preparation for any such meeting (Endo to bear the out of pocket expense of the BDSI representatives to do so), and (ii) participate in such meeting. Endo also shall promptly furnish BDSI with summaries of all material correspondence or material meetings with any Regulatory Authority in the U.S. relating to Product, and Endo shall promptly furnish BDSI with copies of such correspondence or copies of minutes of such meetings.

(g) All Pre-Approval Regulatory Submissions in the Territory and all safety and other data related thereto shall be deemed to constitute Endo Confidential Information subject to the terms of Article 10.

(h) After the receipt of the Regulatory Approval of Product in the U.S., Endo shall use Commercially Reasonable Efforts to proceed with seeking Regulatory Approval for

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Product in the other Regions consistent with the Development Plan established therefor as set forth in Section 3.3(d). Endo shall own and control all Regulatory Submissions in connection with seeking any such Regulatory Approvals.

4.2 Post-Approval Regulatory Submissions.

(a) Endo shall have sole responsibility, at its own expense, for preparing, filing and maintaining all Regulatory Submissions for Product in the Territory other than Pre-Approval Regulatory Submissions (including any Regulatory Submissions in connection with Post-Approval Development Activities) (collectively, “Post-Approval Regulatory Submissions”). Endo shall use Commercially Reasonable Efforts to compile, submit and prosecute all Post-Approval Regulatory Submissions in the Territory, in a format acceptable to the applicable Regulatory Authorities. All Post-Approval Regulatory Submissions for Product in the Territory shall be filed in the name of Endo. Endo shall be responsible for all communications and other dealings with the Regulatory Authorities relating to the Post-Approval Regulatory Submissions in the Territory and Endo shall be the legal and beneficial owner of all Post-Approval Regulatory Submissions in the Territory.

(b) Endo shall develop and implement procedures for drafting and review of any planned Post-Approval Regulatory Submission in the U.S., which shall provide BDSI, to the extent reasonably practicable, a reasonable period of no more than *** to provide substantive comments. Endo shall give good faith consideration to all substantive comments provided by BDSI and shall revise each such Post-Approval Regulatory Submission to reflect any comments provided by BDSI that Endo, in its reasonable discretion, shall deem necessary and/or appropriate to include in such Post-Approval Regulatory Submission.

(c) Endo shall promptly notify BDSI of all Post-Approval Regulatory Submissions that Endo (or any Affiliate thereof or sublicensee) submits in the U.S., and, at BDSI’s written request, shall promptly provide BDSI with a copy (which may be wholly or partly in electronic form) of such Post-Approval Regulatory Submissions. Endo shall provide BDSI with reasonable advance notice of any scheduled meeting between Endo or its Affiliate or sublicensee and any Regulatory Authority relating to Post-Approval Regulatory Submissions in the U.S. BDSI shall have a right, subject to the approval of Endo not to be unreasonably withheld, to have up to *** BDSI employees or contractors attend such meeting. At the request of Endo, such BDSI representatives that are to attend the meeting with the Regulatory Authority shall (i) attend and participate in pre-meeting preparation for any such meeting (Endo to bear the out of pocket expense of the BDSI representatives to do so), and (ii) participate in such meeting. Endo also shall promptly furnish BDSI with summaries of all material correspondence or material meetings with any Regulatory Authority relating to the Post-Approval Regulatory Submissions in the U.S., and Endo shall, at BDSI’s written request, promptly furnish BDSI with copies of such correspondence or copies of minutes of such meetings.

(d) From time to time, Endo may request support from BDSI for Post-Approval Regulatory Submissions. Endo shall reimburse BDSI for actual out of pocket costs incurred by BDSI to support Endo in any such submissions as well as any time incurred by BDSI

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personnel in excess of ***. A fixed hourly or daily rate to be applied to BDSI personnel time shall be mutually agreed to by the Parties at the time of the request.

4.3 Adverse Event Reporting.

(a) Endo shall be responsible for complying with all Regulatory Requirements and other legal requirements governing adverse events in the Territory that occur after the Effective Date. BDSI shall notify Endo on a timely basis of any adverse events occurring at or reported by any Clinical Trial location at which BDSI is responsible for performing BDSI Trials or Supportive Trials or may be conducting the Existing Clinical Trials. Endo shall submit copies of reports of adverse events to BDSI simultaneously with submission to the applicable Regulatory Authorities. Each Party shall notify the other in a timely manner and in any event within *** of receiving any serious adverse event reports from Clinical Trials that each Party is monitoring, notice from a Regulatory Authority, independent review committee, data safety monitoring board or another similar clinical trial or post-marketing monitoring body alleging significant concern regarding a patient safety issue or other material information relevant to the safety or efficacy of Product.

(b) Endo shall be responsible for establishing and maintaining a global safety database with respect to Product, including in accordance with applicable laws and Regulatory Requirements.

(c) If during Product’s development or commercialization, such Product becomes subject to adverse effects or information of the type referred to in the last sentence of Section 4.3(a) is received, in each case which Endo, in good faith, reasonably believes would seriously impact the long-term viability of Product in the Territory, Endo shall determine whether or not there exists such serious impact on the long-term viability of such Product and, what if anything, the Parties should do to address the matter. If Endo, upon consideration of the relevant facts and in its sole discretion acting in good faith, determines that the Parties are unable to successfully address and resolve the safety issue, Endo shall provide written notice to BDSI of such determination, which notice shall set forth the reasons therefor, and Endo may terminate its rights and obligations under this Agreement upon written notice as provided in Section 14.2(f).

(d) Promptly following the Effective Date, but in no event later than *** thereafter, Endo and BDSI will develop and agree upon safety data exchange procedures in a separate and detailed safety agreement (the “Safety Agreement”). Such agreement will describe the coordination of collection, investigation, reporting, and exchange of information concerning adverse events or any other safety problem of any significance, and product quality and product complaints involving adverse events, sufficient to permit each Party, its Affiliates, licensees or sublicensees to comply with its legal obligations. The safety data exchange procedures will be promptly updated if required by changes in legal requirements.

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4.4 Regulatory Correspondence.

(a) Notification of Regulatory Correspondence. BDSI shall promptly (and in any event, within *** of the date of receipt of notice) notify Endo in writing of, and shall provide Endo with copies of, any correspondence and other documentation received or prepared by BDSI in connection with any of the following events: (i) receipt of a material regulatory letter, warning letter, Form 483, or similar item, from any Regulatory Authority (or foreign equivalent) directed to the development, Manufacture, packaging, and/or storage of Product, or any facility associated with Manufacture of Product; (ii) any recall, field correction, or market withdrawal (any of the foregoing, a “Recall”) of any Product; and (iii) any comments from any Regulatory Authority (or foreign equivalent thereof) relating to Product requiring a response or action by a Party under applicable law or regulation. Endo shall provide the JDC with reports at regularly scheduled meetings in respect to any correspondence and other documentation it receives of the kind referred to in this Section. Endo shall promptly notify BDSI in writing of any Regulatory Approvals it (or Endo’s Affiliates or sublicensees) receives.

(b) Regulatory Correspondence Requiring a Response. In the event that BDSI or Endo receives any material regulatory letter or comments from any Regulatory Authority relating to the development or Manufacture of Product, BDSI will promptly provide Endo with any data or information required by Endo in preparing any response in the Territory relating to BDSI’s development or Manufacture of Product, and will cooperate fully with Endo in preparing such response. To the extent reasonably practicable (subject to the time a response is mandated), Endo shall provide BDSI with a copy of each such response for BDSI’s review and comment at least *** prior to Endo’s submission of the response. Endo shall give good faith consideration to any BDSI comments to each such proposed Endo response and shall incorporate such comments to the extent Endo deems necessary or appropriate. Endo shall have the final decision with respect to any responses or actions required by such letter or comments.

4.5 Inspections. In the event that the facility utilized or contracted by BDSI to Manufacture Clinical Trial Material is to be inspected by representatives of any Regulatory Authority, BDSI shall notify Endo promptly (and in any event, within ***) after learning of such inspection, and shall supply Endo with copies of any correspondence or portions of correspondence which relate to Product and are available to BDSI. In addition, at the request of Endo, BDSI shall use Commercially Reasonable Efforts to allow Endo to have its representatives be present in any facility that is being inspected and to participate in any meetings in respect to the inspection. Following any such inspection, BDSI shall, to the extent reasonably available to BDSI, provide Endo with a written summary of that portion of the inspection that was relevant to Product or Clinical Trial Material within *** of such inspection.

4.6 Product Recalls and Withdrawals. In the event that a Party becomes aware that Product in the Territory may not comply with applicable law, rules or regulations (either by notification from a Regulatory Authority or otherwise) and/or that a Recall of Product is desirable, such Party shall promptly notify the other Party. If BDSI is the Party that first becomes aware of the necessity/desirability of a Product Recall in the Territory, BDSI shall provide Endo with the notice described above and upon receipt of such notification (or in the

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event that Endo is the first Party to become aware of the necessity/desirability of a Product Recall in the Territory), Endo shall undertake an appropriate investigation and make a determination with respect to the disposition of any such matter, including determining whether Product shall be Recalled in the Territory. If a Recall is required or reasonably necessary pursuant to the Regulatory Authorities or applicable law or Endo determines that Product shall be Recalled in the Territory, Endo shall develop and implement a Commercially Reasonable plan to conduct such Recall. Endo shall bear all costs and expenses associated with conducting any Recall in the Territory (including any reasonable, documented direct costs and expenses incurred by BDSI), except to the extent such Recall results from the gross negligence or wrongful intentional acts or omissions of BDSI, or the failure of the Clinical Trial Material to materially conform to the Product Specifications therefor, in which case BDSI shall bear all reasonable, documented direct costs and expenses incurred with respect to the conduct of such Recall.

4.7 Regulatory Updates. During the Term, each Party will keep the other Party generally apprised of the status of any Regulatory Submissions related to Product in the Territory. Endo shall promptly notify BDSI in writing upon receipt by Endo of any Regulatory Approval to market Product in the Territory.

ARTICLE 5

MANUFACTURE AND SUPPLY OF CLINICAL TRIAL MATERIALS

5.1 Supply and Purchase of Clinical Trial Materials.

(a) Manufacture and Supply of Clinical Trial Materials.

(i) BDSI shall be responsible (itself or through its Affiliates or contract manufacturers) for the production, manufacture, testing, packaging and all related activities, including, without limitation, warehousing, storage and supplying final packaged materials (collectively, the “Manufacture”), of and with respect to Clinical Trial Materials, and carrying out quality assurance in accordance with the Quality Agreement. Clinical Trial Materials shall be procured by BDSI in accordance with the following provisions. ***.

(1) Subject to the provisions of this Article 5, ***, required to perform BDSI’s obligations under the Development Plan ***, or otherwise permitted hereunder.

(2) All Clinical Trial Materials shall be Manufactured by BDSI at the Plant in accordance with the Product Specifications, cGMP and the Quality Agreement ***.

(3) BDSI shall have additional responsibilities for Clinical Trial Materials as set forth in the Quality Agreement. BDSI shall have sole responsibility

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for disposing of all Clinical Trial Materials and wastes arising from Manufacture in accordance with all applicable laws, rules and Regulatory Requirements.

(4) ***, BDSI shall supply Endo with reasonable quantities of Clinical Trial Materials as requested by Endo in writing from time to time ***, at Endo’s option, in either finished form or bulk form. BDSI shall use Commercially Reasonable Efforts ***.

(5) BDSI shall use Commercially Reasonable Efforts to ensure that, subject to the relevant terms of Arius’ or Parent’s agreements with Third Parties concerning BDSI’s relevant responsibilities under this Agreement, ***. Endo shall ***.

(ii) All Raw Materials required for the Manufacture of Clinical Trial Materials shall be acquired by BDSI from its existing suppliers (which are hereby deemed approved by Endo) or any other Third Parties approved by Endo in writing, such approval not to be unreasonably withheld.

(iii) BDSI shall, ***, perform all Validation Activities relating to Manufacturing, equipment, packaging and cleaning process in respect to Clinical Trial Materials and shall produce necessary validation batches.

(b) Manufacture and Supply of Product. Endo shall, as between the Parties, have the right to make or have made all quantities of Product upon applicable Regulatory Approval and Endo shall be responsible for carrying out quality assurance. BDSI shall use Commercially Reasonable Efforts to ***.

ARTICLE 6

COMMERCIALIZATION

6.1 Commercialization. Subject to the obligations set forth in this Article 6 and applicable law, Endo shall have sole responsibility and decision-making authority for commercialization of Product in the countries of the Territory where Regulatory Approval is obtained, which shall be carried out in accordance with the Commercialization Plan. Endo shall be solely responsible for all costs and expenses associated with its commercialization of Product in the Territory. Endo may, in its sole discretion acting in good faith, choose whether to market and sell a particular Product itself or to collaborate with Affiliates, sublicensees or distributors to market and sell such Product, subject to Section 8.4.

6.2 Commercialization Plan.

(a) No later than *** prior to the anticipated filing of an application for Regulatory Approval for Product in the U.S., Endo shall deliver to the JCC a draft written commercialization plan setting forth anticipated material commercialization activities to be performed with respect to such Product in the U.S. by Endo or on its behalf (which shall include

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development of all marketing and promotional material and training of all sales personnel), as well as projected timelines for such activities (the “Commercialization Plan”). The JCC shall promptly review such draft initial Commercialization Plan and may provide commercially reasonable comments to Endo for its consideration. Endo shall give good faith consideration to such comments and may revise such draft Commercialization Plan to implement such of the JCC’s comments that it shall deem necessary or advisable to include in the draft. Endo shall, thereafter, submit the Commercialization Plan with such changes, revisions and modifications that it shall deem advisable to the JCC, and the Commercialization Plan, together with such changes, revisions and modifications, as applicable, shall be deemed final.

(b) No later than *** prior to the anticipated launch of Product in the U.S., Endo shall update the Commercialization Plan, and shall thereafter update the Commercialization Plan on an annual basis as follows: Endo shall provide the JCC with a draft update to the Commercialization Plan no later than *** of each year. Endo shall give good faith consideration to any comments provided by the JCC and may revise such Commercialization Plan to implement such of the JCC’s comments that it shall deem necessary or advisable to include in the Commercialization Plan, after which the update to the Commercialization Plan shall be deemed to be finalized. Endo shall deliver a final version of the updated Commercialization Plan no later than *** of the following year.

(c) The Commercialization Plan shall include ***.

6.3 Efforts. Endo shall use Commercially Reasonable Efforts to commercialize Product in the Field in such part of the Territory for which Regulatory Approval is obtained ***. It is specifically acknowledged by BDSI that, as of the Effective Date, to the extent Endo has obligations to develop, seek Regulatory Approval for and commercialize Product outside the U.S., Endo would plan to do so using Subcontractors and sublicensees.

6.4 Right of First Negotiation for Co-Promotion. BDSI shall have a right of first negotiation to enter into a co-promotion agreement with Endo pursuant to which BDSI would promote Product to such specialists in the U.S. as mutually agreed to by the Parties, in addition to promotion efforts performed by Endo under the Commercialization Plan. If ***, then during the period commencing on such third anniversary and expiring ***thereafter (the “Notice Period”), BDSI may give Endo written notice (a “Co-Promotion Notice”) electing such right of first negotiation and containing evidence demonstrating BDSI’s capabilities to promote Product to such specialists in the U.S. as mutually agreed to by the Parties. If the above-referenced requirement with respect to *** is not achieved ***, or if BDSI does not deliver the Co-Promotion Notice to Endo within the Notice Period, then neither Party shall have any obligations to the other Party with regard to BDSI’s right of first negotiation pursuant to this Section 6.4. If BDSI delivers the Co-Promotion Notice to Endo within the Notice Period, then for a period of up to *** commencing on the date of the Co-Promotion Notice, Endo and BDSI shall negotiate in good faith to reach agreement on a term sheet containing commercially reasonable terms consistent with industry norms for BDSI’s co-promotion of Product to such specialists in the U.S as mutually agreed to by the Parties. If Endo and BDSI do not successfully conclude negotiations and sign such term sheet within such *** period, then neither Party shall have any

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obligations to the other Party with regard to BDSI’s right of first negotiation pursuant to this Section 6.4. If Endo and BDSI successfully conclude negotiations and sign such term sheet within such *** period, then Endo and BDSI shall negotiate in good faith for an additional *** period to reach agreement on a definitive co-promotion agreement based on such term sheet. Any co-promotion rights granted to BDSI pursuant to such definitive co-promotion agreement shall be contingent upon Endo’s determination, in its sole discretion acting in good faith, that BDSI has sufficient commercial capability to meet its obligations of co-promotion. Unless mutually agreed to by the Parties, no such co-promotion arrangement shall affect the financial terms of this Agreement. If Endo and BDSI do not successfully conclude negotiations and sign such a definitive co-promotion agreement within such additional *** period, then neither Party shall have any obligations to the other Party with regard to BDSI’s right of first negotiation pursuant to this Section.

ARTICLE 7

PAYMENTS

7.1 Upfront Payment. Endo shall pay BDSI a non-refundable, non-creditable payment of Thirty Million Dollars ($30,000,000) within ten (10) Business Days after the Effective Date provided that a pay-off letter and related releases in substantially the form attached hereto as Exhibit H with respect to the BDSI Intellectual Property subject to the QLT Security Interest has been executed by QLT, Arius Two, and Parent (the “Payoff Letter Requirement”) prior to the date five (5) Business Days after the Effective Date. If BDSI does not satisfy the Payoff Letter Requirement by such date, the payment required by this Section shall be reduced ***.

7.2 Milestone Payments. Endo shall make the following nonrefundable (except as provided herein) payments to BDSI within *** after each achievement of the corresponding event set forth below, except that any payments in respect to Milestone Events 7, 8, 9 and 10 described below shall be made within *** after achievement of the corresponding event:

Milestone Event	Payment

1. The USPTO grants one or more patents with respect to the US Patent Application *** (or any continuation(s), continuation(s)-in-part, divisional(s), or similar offspring thereof)		$15,000,000

2. ***	$	***

3. ***	$	***

4. The FDA’s acceptance for filing of an NDA for Product	$	***

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5. The FDA’s Regulatory Approval of Product with labeling that meets or exceeds the target profile of Product set forth in Exhibit D	$	***

6. ***	$	***

7. First time total Net Sales in any four consecutive calendar quarter period (“LFQ Net Sales”) are at least $***	$	***

8. First time LFQ Net Sales are at least $***	$	***

9. First time LFQ Net Sales are at least $***	$	***

10. First time LFQ Net Sales are at least $***	$	***

Endo shall notify BDSI in writing within *** of the achievement of any of the Milestone Events, except that in the case of Milestone Events 7, 8, 9 and 10, Endo shall notify BDSI in writing within *** after achievement of the applicable Milestone Event. As a matter of clarification, the payments referred to in this Section shall be made (i) one time upon the initial satisfaction of the applicable Milestone Event and, for Milestone Events 4, 5, or 6 only, (ii) one time regardless of any subsequent achievement of the same Milestone Event by the same Product or a different Product.

7.3 Product Royalty.

(a) Royalty. The royalty (the “Royalty”) to be paid by Endo in respect to Net Sales shall be calculated on incremental tiers of annual Net Sales during each calendar year as set forth in the table below.

Tier	Annual Net Sales	Royalty
		Products sold in the U.S.		Products sold outside the U.S.

1	All Net Sales in a calendar year less than or equal to $***	***	%	***	%

2	All Net Sales in a calendar year greater than $*** but less than or equal to $***	***	%	***	%

3	All Net Sales in a calendar year greater than $***	***	%	***	%

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(b) Generic Product. If Generic Competition exists with respect to a Product in a particular country, the Royalty to which BDSI would otherwise be entitled hereunder with respect to such Product in such country shall, subject to subsection (c) below, be reduced by *** percent (***%).

(c) Minimum Royalty. Notwithstanding any adjustment to, reduction of, deductions from, credits against, or other amounts applicable to the payment of Royalties due BDSI hereunder that may be contemplated by this Agreement, subject to the next sentence, so long as BDSI is obligated to pay a royalty *** with respect to Product, the amount payable to BDSI with respect to the sale of Product under this Agreement shall not, in any event, be less than one percent (1%) of Net Sales. If BDSI’s obligation to pay royalty to *** with respect to Product is in effect when *** in Section 7.2 is satisfied, the milestone payment in respect to such Milestone Event shall be reduced to $***, unless BDSI notifies Endo in writing, no later than *** after it receives notice that such Milestone Event 8 has been satisfied, that it elects to permanently terminate the minimum royalty obligations of the prior sentence.

(d) Reporting. Endo, on behalf of itself and its Affiliates, shall, beginning with respect to the initial calendar quarter during which Net Sales occur, furnish to BDSI a quarterly written report (each, a “Royalty Statement”), substantially in the form attached hereto as Exhibit I, showing (i) amounts payable under this Agreement based upon such Net Sales or the Product responsible therefor (which shall include an accounting of all amounts and calculations required to determine Net Sales and all amounts payable under this Article 7, for Product sold by Endo, its Affiliates, and sublicensees during such calendar quarter; the Royalties due under this Article 7 and any adjustments to, deductions from, or credits against such Royalties); (iii) withholding taxes, if any, required by law to be deducted with respect to any payments due BDSI under this Agreement; and (iv) the exchange rates used to determine the amount payable. Royalty Statements shall be due no later than *** following the end of each calendar quarter.

(e) Payments.

(i) Within *** after the end of each applicable calendar quarter, Endo shall pay to BDSI the Royalty due under this Section 7.3 for such calendar quarter.

(ii) The Royalty for each calendar quarter shall be calculated by ***. For purposes of example only, and without taking into account any adjustments to the Royalties that may otherwise be provided for in this Agreement, if ***.

(f) Credits and Deductions.

(i) *** (the “NDA Filing Reduction Date”, as it may be extended below), the payment in respect to Milestone Event No. 5 shall be reduced by an amount equal to the product of ***, provided that, notwithstanding the foregoing, the NDA Filing Reduction Date shall be automatically extended by an amount equal to the extent of any delay in development of Product or preparation or submission of an NDA in the U.S. that

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is caused by any acts or omissions of Endo (or its Affiliates, Subcontractors, or sublicensees) that are not Commercially Reasonable. As an example, if Endo (or its Affiliates, Subcontractors, or sublicensees) does not cause any delay, and Milestone 4 is satisfied on ***, the amount payable to BDSI with respect thereto shall be $***.

(ii) If a Generic Product is commercially launched in the U.S. by a Third Party, Endo shall be entitled to recover all or such portion of the $*** milestone payment (i.e. payment made by Endo upon satisfaction of Milestone Event 6 as set forth in Section 7.2) determined by *** (the “Patent Recovery Amount”), as further described in the following sentence. The Patent Recovery Amount shall be recouped by or paid to Endo ***. If Milestone Event 6 referred to in Section 7.2 is not satisfied (but Milestone Event 5 is satisfied) by ***, then the payment in respect to such Milestone Event shall not be payable hereunder and beginning on *** and continuing until a Generic Product is commercially launched by a Third Party in the U.S. or the Agreement earlier terminates, BDSI shall be entitled to receive $*** per month up to a maximum aggregate amount of $***. Endo shall make such payments within *** after the end of each applicable calendar quarter.

(iii) If (I) BDSI does not ***, (II) Endo provides BDSI written notice of such failure, and (III) BDSI does not cure such failure within *** of such notice, then unless it is established to Endo’s reasonable satisfaction that such failure *** will not adversely affect the conduct or timing for completion of any Clinical Trials, ***, and *** percent (***%) of Endo’s fully allocated costs in respect to performing BDSI’s obligations hereunder which BDSI did not perform shall be creditable against up to *** percent (***%) of any Royalties due BDSI hereunder in any particular calendar quarter, subject to Section 7.3(c), until such amount has been fully accounted for by ***. The rights of Endo under this provision shall be in addition to, and not in limitation of, any other rights or remedies available to Endo under this Agreement or under law or equity, ***.

7.4 Payment Method. All payments due under this Agreement to BDSI shall be made by bank wire transfer in immediately available funds to an account designated by BDSI.

7.5 Taxes. BDSI shall pay any and all taxes levied on account of all payments it receives under this Agreement. If Endo determines that it is required by any applicable laws or regulations to withhold any taxes from any payment made pursuant to this Agreement (“Withholding Taxes”), Endo will (a) withhold such Withholding Taxes from the remittable payment, (b) pay the Withholding Taxes to the proper taxing authority, (c) pay to BDSI the remittable payment, reduced by the Withholding Taxes, (d) send evidence of the Withholding Taxes obligation together with proof of the Withholding Taxes payment to BDSI within *** following a Withholding Taxes payment, and (e) cooperate with BDSI, as reasonably requested thereby and at BDSI’s expense, in claiming any exemption from any such withholdings under any double taxation or similar agreement or treaty from time to time in force or in otherwise seeking the return, refund, or credit of any such withheld amount.

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7.6 Interest. If either Party fails to make any payment due under this Agreement within *** of the date upon which such payment is due, then interest shall accrue on such payment on a daily basis from the date such payment was originally due at a rate equal to LIBOR (as published in The Wall Street Journal, New York edition) plus *** percent (***%), or at the maximum rate permitted by applicable law, whichever is the lower, and such interest shall be paid when such payment is made.

7.7 Currency Exchange. All payments to BDSI hereunder will be payable in U.S. Dollars. Payments of Royalty to BDSI pursuant to Section 7.3 with respect to sales in a country other than the U.S. shall each be calculated using the average rate of exchange of the currency of such country for the calendar quarter in which Net Sales triggering such Royalty are recognized, as published on www.x-rates.com or, if no longer available, other such source as mutually agreed by the Parties.

7.8 Records.

(i) *** following the end of the calendar year to which they pertain complete records of all matters relating to all development work on Product done by BDSI and to Manufacturing of Clinical Trial Materials. Such recordkeeping obligations shall survive any expiration or termination of this Agreement for the time period provided herein.

(ii) Endo Records. Endo shall keep for at least *** following the end of the calendar year to which they pertain complete records of its development and commercialization Product in the Territory, including all amounts and calculations reasonably useful or necessary in calculating amounts due under this Agreement. Such record keeping obligation shall survive any expiration or termination of this Agreement for the time provided herein.

(b) Access to Records. Subject to the other terms of this Section 7.8, either Party (the “Requesting Party”) may audit the records of the other Party related to this Agreement (the “Audited Party”). If the Audited Party is Endo, the records to be audited are records regarding payments due hereunder and calculations of Net Sales or amounts payable under this Agreement (including any adjustments thereto). If BDSI is the Audited Party, the records to be audited are records related to its Development Costs. Such audit shall be conducted (i) after at least *** prior written notice from the Requesting Party, (ii) at the facility(ies) where the applicable records are maintained, (iii) without unreasonable disruption to operations of the Audited Party (to the extent reasonably practicable, such examination shall be completed within ***), and (iv) no more frequently than once in any calendar year. The audit shall be conducted by a nationally recognized independent certified public accountant selected by the Requesting Party (but not the accountant that conducts or has within the past *** conducted the audit of such Requesting Party’s financial statements). The auditor will execute a written confidentiality agreement with the Audited Party that is substantially similar to the confidentiality provisions of Article 10 and limiting the disclosure and use of information obtained from such audit to authorized representatives of the Parties and the purposes germane to

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this Section 7.8. The auditor will disclose to the Requesting Party only the amount and accuracy of costs or payments, as applicable, reported and actually paid or otherwise payable under this Agreement. The auditor will send a copy of the report to both Parties at the same time. The Requesting Party shall be responsible for expenses for the audit, except that the Audited Party shall reimburse the Requesting Party up to $*** for such independent accountant’s reasonable, documented costs of such audit if the independent accountant determines that payments made by the Audited Party are less than *** percent (***%) of the amount actually owed for the period of the audit and such determination is finally resolved in favor of the Requesting Party pursuant to Section 7.8(d) below if such finding is contested by the Audited Party. All inspections made hereunder shall be made no later than *** after the records subject to the investigation were due, and all records not so audited within *** will be deemed accurate and in accordance with the terms of this Agreement.

(c) Underpayment or Overpayment. If, as a result of any audit pursuant to Section 7.8(b), it is shown that the Audited Party’s payments to the Requesting Party under this Agreement with respect to the period of time audited were less than the amount that should have been paid pursuant to this Agreement, then the Audited Party shall, within *** after the Requesting Party’s demand therefor, either pay the Requesting Party the amount of such shortfall or, in the event the Audited Party disputes the findings of the auditor, provide written notice of such dispute to the Requesting Party and proceed to the dispute resolution mechanism set forth in Section 7.8(d) below. If, as a result of any audit pursuant to Section 7.8(b), it is shown that the Audited Party’s payments to the Requesting Party under this Agreement with respect to the period of time audited exceeded the amount that should have been paid pursuant to this Agreement, then the Requesting Party shall, within *** after the Audited Party’s demand therefor, either pay the Audited Party the amount of such excess or, in the event the Requesting Party disputes the findings of the auditor, provide written notice of such dispute to the Audited Party and proceed to the dispute resolution mechanism set forth in Section 7.8(d) below.

(d) Resolution of Dispute as to Audit. In the event that a Party required to make a payment to the other Party under Section 7.8(c) disputes the findings of the auditor by providing written notice of such dispute within *** of receipt of the relevant auditor’s report as provided in Section 7.3(c), and the Parties do not agree on the amount of overpayment or underpayment within thirty (30) days of such Party providing such written notice of dispute, each Party shall select an independent public accounting firm (and each Party shall pay the costs of its own accounting firm), which shall meet and discuss the amount in dispute and other related matters within *** thereafter. If such independent public accounting firms cannot agree on a resolution mutually agreeable to the Parties, such independent public accounting firms shall, within *** after such selection, appoint a third independent public accounting firm which shall resolve the issue within *** after its selection, and the Parties shall equally share the costs of such accounting firm. The recommendation of the third independent public accounting firm shall be final and binding upon the Parties. A judgment reflecting such firm’s disposition may be entered in any court having jurisdiction over the Parties. Notwithstanding anything to the contrary herein, the resolution of any dispute under this Section 7.8 shall be made under this Section 7.8(d) instead and in lieu of Section 15.11. The preceding sentence shall not preclude

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the application of Section 15.11 to any contract interpretation issue (as compared to an accounting issue which would be precluded from determination under Section 15.11).

ARTICLE 8

LICENSE RIGHTS AND LIMITATIONS, RESTRICTIONS AND OWNERSHIP

8.1 License. Subject to the terms and conditions of this Agreement, BDSI hereby grants to Endo an exclusive (including with respect to BDSI except as to BDSI’s performance of its obligations under this Agreement or conduct of the Existing Clinical Trials) license (with the right to sublicense solely in accordance with Section 8.4) in the Field in the Territory, under the BDSI Intellectual Property, to develop, make or have made, use, offer for sale, sell, import, market and promote Product. If BDSI exercises its right to terminate this Agreement in respect to a Region as provided in Section 14.2(e), the rights granted to Endo under the previous sentence shall not thereafter include rights to Manufacture (or have Manufactured) Product in the Territory for use or sale in any Region in respect to which this Agreement has been so terminated (which rights shall be retained by BDSI). ***

8.2 BDSI Trademarks.

(a) Grant of License. Subject to the terms and conditions of this Agreement, BDSI hereby grants to Endo an exclusive (including with respect to BDSI except as to BDSI’s performance of its obligations under this Agreement and conduct of Existing Clinical Trials) license (with the right to sublicense in accordance with Section 8.4) to use the BDSI Trademarks solely in connection with Product in the Territory. Endo may use the BDSI Trademarks on Product in the Territory subject in all respects to all applicable laws and Regulatory Requirements. Subject to applicable law, nothing in this Agreement shall obligate Endo to identify Product as originating from BDSI or to use BDSI Trademarks with respect to Product.

(b) Use of Trademarks. Endo shall comply with all applicable laws and regulations pertaining to the proper use and designation of the BDSI Trademarks. Additionally, Endo shall use Commercially Reasonable Efforts to:

***

(c) Additional Trademark Terms. Endo shall not take any action inconsistent with BDSI’s ownership of the BDSI Trademarks. Any benefits (including good will) accruing from Endo’s use of the BDSI Trademarks shall automatically vest in BDSI. Endo shall not form any combination trademarks or trade names with the BDSI Trademarks. Endo shall grant BDSI reasonable access to Endo’s facilities, records, packaging and promotional materials for the purpose of inspecting Endo’s use of the BDSI Trademarks.

(d) Termination of Trademark License. BDSI shall be entitled to terminate Endo’s rights to BDSI Trademarks hereunder, in their entirety or with respect to any particular country, on written notice to Endo if Endo does not use the BDSI Trademarks with respect to the

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Product for any consecutive period of *** or more after the First Commercial Sale in any particular country.

8.3 Negative Covenants.

(a) Endo hereby covenants that it shall not use or practice, nor shall it cause or permit any of its Affiliates or sublicensees to use or practice, directly or indirectly, any BDSI Intellectual Property or BDSI Trademarks for any other purposes other than those expressly permitted by this Agreement.

(b) BDSI hereby covenants that it shall not use or practice, nor shall it cause or permit any of its Affiliates or sublicensees to use or practice, directly or indirectly, any Endo Intellectual Property for any other purposes other than those expressly permitted by this Agreement.

8.4 Sublicensing; Subcontracting.

(a) Endo shall have the right to grant sublicenses under the rights and licenses granted to it under this Article 8 without obtaining the consent of BDSI, provided that, with respect to any sublicense granted under this Agreement, (i) such sublicense shall be consistent, and not conflict, with this Agreement and Endo shall secure all reasonably appropriate covenants, obligations and rights from any Affiliate or sublicensee sufficient to ensure that Endo, its Affiliates, and sublicensees comply with this Agreement (including its confidentiality, indemnity, reporting, audit rights, and information obligations), (ii) BDSI shall be provided with a copy of all sublicenses executed hereunder by Endo promptly following the execution thereof, (iii) Endo shall use Commercially Reasonable Efforts to enforce the terms of any sublicenses granted hereunder, and (iv) all sublicenses of any rights granted under this Agreement shall, except to the extent contemplated therein and permitted by Section 14.3, terminate upon the termination of this Agreement. Endo shall at all times remain responsible for the activities of its Affiliates and sublicensees under, and their performance of Endo’s obligations hereunder and compliance with, the terms of this Agreement.

(b) Endo shall have the right to subcontract to Third Parties (“Subcontractors”) its responsibilities under this Agreement, ***. Endo shall at all times remain responsible for the activities of its Subcontractors.

(c) BDSI may subcontract any responsibility under this Agreement that it reasonably deems necessary or useful, but any such subcontract entered into following the Effective Date shall only be executed with the prior written consent of Endo, which consent shall not be unreasonably withheld (such consent shall have been deemed to have been given upon Endo’s execution of this Agreement for all Existing BDSI Agreements). BDSI shall at all times remain primarily responsible and liable for all such activities by its Subcontractors.

(d) Each Party shall enter into agreements with its Subcontractors that contain confidentiality terms substantially as strict as those set forth in Article 10 hereof, provided that

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the foregoing shall not apply to any Existing BDSI Agreements to the extent not satisfying the foregoing.

8.5 Compliance. Each Party shall comply with all applicable laws, rules, and regulations in the exercise of its rights and performance of its obligations under this Agreement.

8.6 No Implied Licenses. Neither Party grants (or agrees to grant) to the other Party any right or license to use any of its intellectual property, know-how or other proprietary information, materials or technology, or to practice any of its patent, trademark, or trade dress rights, except as expressly set forth in this Agreement.

ARTICLE 9

INTELLECTUAL PROPERTY

9.1 Background Intellectual Property. Except as expressly set forth herein, as between the Parties, each Party is and shall remain the owner of all intellectual property and Confidential Information that it owns or controls as of the Effective Date (“Background Technology”) or, except as provided in Section 9.2, that it develops or acquires thereafter pursuant to activities independent of this Agreement.

9.2 Ownership of Developed Technology. BDSI shall own and retain all right, title, and interest in (i) all Developed Technology related to, or constituting an improvement, enhancement, or modification of, the BEMA Technology (or the use or manufacture thereof) (each, a “BEMA Improvement”). Each Party shall own and retain the entire right, title and interest in and to all Developed Technology (other than BEMA Improvements) made solely by the employee(s) or agent(s) of such Party or any of its Affiliates, subject only to the rights expressly granted to the other Party under this Agreement. BDSI shall own and retain the entire ownership interest in all Developed Technology (other than BEMA Improvements) made jointly by (i) the employee(s) or agent(s) of BDSI or any of its Affiliates and (ii) the employee(s) or agent(s) of Endo or any of its Affiliates, subject only to the rights expressly granted by BDSI to Endo under this Agreement. BDSI hereby grants to Endo a royalty free, non-exclusive license (with the right to sublicense) under Developed Technology referred to in the previous sentence in the Territory to develop, make or have made, use, offer for sale, sell, import, market and promote products in addition to Product. Each Party shall notify the other Party in writing of any Developed Technology. Each Party hereby assigns, and agrees to assign, to the other Party such rights in the Developed Technology, and each Party shall take all actions that are reasonably necessary to give effect to the ownership interests set forth in this Section 9.2, including those reasonably requested by the Party to whom such Developed Technology is assigned.

9.3 Patent Prosecution and Maintenance. Except as provided below and in Section 9.4, BDSI shall have the sole right to prosecute and maintain the BDSI Patents in the Territory, to the extent it has the rights to do so. BDSI shall provide Endo with a reasonable opportunity to comment on all draft filings for the BDSI Patents in the Territory, to the extent concerning Products, prior to their submission to the relevant patent authority. On the reasonable request of

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BDSI, Endo shall cooperate, in all reasonable ways, in connection with the prosecution of the BDSI Patents. BDSI shall, prior to any abandonment of any BDSI Patent in the Territory that covers the Product (or the use or manufacture thereof), promptly advise Endo of such proposed abandonment in writing and subject to the assumption of the prosecution and maintenance of any such BDSI Patent by any Third Party previously granted such right with respect to such BDSI Patent, provide Endo a reasonable opportunity to assume the prosecution and maintenance thereof in the Territory at its sole expense. Endo shall list BDSI Patents applicable to Product on the packaging therefor, subject in all respects to all applicable laws and Regulatory Requirements.

9.4 Infringement by Third Parties.

(a) Notice. Each of Endo and BDSI shall promptly notify the other Party in writing of any alleged or threatened infringement of any BDSI Patent by a Third Party, of which the Party becomes aware.

(b) Right to Bring Suit or Enter into Settlement. Except as provided in this Section 9.4(b) or Section 9.4(c), Endo shall have the sole right (but not the obligation), on behalf and in the name of BDSI and/or on behalf of itself and in its name, to bring and control any action or proceeding, or enter into any settlement or voluntary disposition, with respect to any alleged or threatened infringement of any BDSI Patent in the Territory by a Third Party with respect to any human pharmaceutical product incorporating Active Ingredient as its sole active pharmaceutical ingredient and not incorporating ***. Endo shall only settle or enter into any form of voluntary disposition of any infringement claim subject to this Section 9.4(b) with BDSI’s prior written consent, such consent not to be unreasonably withheld, provided that any such settlement or voluntary disposition which (x) admits fault or wrongdoing, or incurs liability, on the part of BDSI, or (y) materially limits the scope, validity, or enforceability of any of the BDSI Patents, BDSI Know-How, or BDSI Trademarks in respect to the Product outside the Territory, any product other than Product ***, or the BEMA Technology generally, or (z) would reasonably be expected to materially adversely affect BDSI’s ability to develop or commercialize the Product outside the Territory or any other products other than the Product covered by the BDSI Patents, shall require BDSI’s prior written consent, which BDSI may withhold in its sole discretion acting in good faith. If Endo does not bring and continue pursuing an action or proceeding against, enter into a settlement with respect to, or otherwise cause the cessation of such an infringement of any BDSI Patent by or after *** following the notice of alleged infringement, then BDSI shall have the right to bring and control an infringement action under the applicable BDSI Patent, or enter into a settlement agreement, with respect to such infringement at its own expense and by counsel of its own choice, except that BDSI shall only settle or enter into any form of voluntary disposition of any infringement claim subject to this Section 9.4(b) with Endo’s prior written consent, such consent not to be unreasonably withheld, provided that any such settlement or voluntary disposition which (I) admits fault or wrongdoing, or incurs liability, on the part of Endo, (II) materially limits the scope, validity, or enforceability of any of the BDSI Patents, BDSI Know-How, or BDSI Trademarks in respect to the Product in the Territory, or (III) would reasonably be expected to materially adversely affect Endo’s ability

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to develop or commercialize the Product in the Territory, shall require Endo’s prior written consent, which Endo may withhold in its sole discretion acting in good faith.

(c) Hatch-Waxman Act Litigation. Notwithstanding anything herein to the contrary, should a Party receive a certification for a Product pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (Public Law 98-417), as amended (the “Hatch-Waxman Act”), including any notice under 21 U.S.C. §355(b)(2)(A)(iv) or 355(j)(2)(A)(vii)(IV) or a similar notice with respect to, in either case, any Product, or its equivalent in a country in the Territory other than the U.S., then such Party shall immediately (and in any event no later than within *** after such receipt) provide the other Party with a copy of such certification. The Party with the right to bring suit under the Hatch-Waxman Act on account of such certification shall have *** from the date on which it receives a copy of the application for which FDA approval is sought, but in no event later than *** from the date of receipt of the certification, to provide written notice to the other Party (“H-W Suit Notice”) stating whether it will bring suit, at its expense, within a *** period from the date of such certification, including any patent infringement suit (or other applicable time limit for bringing such suit). Should the period referred to in the prior sentence for delivering an H-W Suit Notice expire without the applicable Party providing such H-W Suit Notice, then the other Party shall be free immediately to bring suit in the name of the Party that did not give the H-W Suit Notice. Notwithstanding the foregoing, (i) no Party shall take any action in the course of exercising its rights under this Section 9.4(c) that (x) admits fault or wrongdoing, or incurs liability, on the part of the other Party, (y) materially limits the scope, validity, or enforceability of any of the BDSI Patents, BDSI Know-How, or BDSI Trademarks in respect to the Product in the Territory (if BDSI is bringing the suit) or materially limits the scope, validity, or enforceability of any of the BDSI Patents, BDSI Know-How, or BDSI Trademarks in respect to the Product outside the Territory, any product other than Product ***, or the BEMA Technology generally (if Endo is bringing the suit), or (z) would reasonably be expected to materially adversely affect the ability of the Party not bringing the suit to develop or commercialize the Product in the Territory (if BDSI is bringing the suit) or to develop or commercialize the Product outside the Territory or any other products (other than the Product) covered by the BDSI Patents (if Endo is bringing the suit), without the prior written consent of the Party not bringing the suit, which such Party may withhold in its sole discretion acting in good faith.

(d) Cooperation. For any action or proceeding brought by a Party under this Section 9.4 (the “Initiating Party”), regardless of which Party brings such action or proceeding, the other Party (the “Non-Initiating Party”) shall cooperate reasonably in any such effort, and the Parties shall reasonably cooperate to address new facts or circumstances that come to light during the course of any such action or proceeding that may affect the need for one Party or the other to participate in such action. The Non-Initiating Party agrees to be joined as a party plaintiff in any such action if needed for the Initiating Party to bring or continue an infringement action hereunder. The Non-Initiating Party shall, at its own expense and with its own counsel, have the right to advise and provide comments with respect to any action brought by the Initiating Party under this Section 9.4.

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(e) Recoveries. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery realized or damages or other amounts received by an Initiating Party as a result of any litigation or settlement under this Section 9.4 with respect to any actual or alleged infringement of any BDSI Patent(s) by a product *** shall first be applied to defray or reimburse the related out of pocket costs and expenses of Endo and BDSI, as applicable, and any remaining balance thereof shall be retained by the Party that brought and controlled such litigation or settlement for purposes of this Agreement, except that the other Party shall be entitled to receive, and the Initiating Party shall be required to pay the Non-Initiating Party, *** percent (***%) of such remaining balance after reimbursement of each of the Parties’ related out of pocket expenses.

9.5 Third Party Claims for Infringement or Misappropriation. Each Party shall promptly notify the other in writing of any potential or actual allegation, claim or suit that the Manufacture, use, sale, or importation of Product or any component thereof, or any other activities that are undertaken pursuant to this Agreement, infringes or misappropriates a Third Party’s patent or other proprietary rights, and the Parties shall consult with each other in order to develop a strategy for addressing the alleged infringement or misappropriation. Each Party shall reasonably cooperate with the other in any investigations undertaken to determine any potential infringement or misappropriation. ***.

9.6 Patent Term Extensions. Endo shall promptly notify BDSI of the issuance of each Regulatory Approval and, where reasonably possible and reasonably useful or materially valuable in the commercialization of Products, use Commercially Reasonable Efforts to apply or enable BDSI to apply for a patent term extension, adjustment or restoration, supplementary protection certificate, or other form of market exclusivity conferred by applicable laws, rules, regulations, or guidelines (collectively, “Patent Term Extensions”) in the relevant country of the Territory. BDSI shall use Commercially Reasonable Efforts to, if and as requested by Endo, obtain (or assist Endo in obtaining) all available Patent Term Extensions. The Parties shall cooperate with each other in obtaining Patent Term Extensions wherever and whenever applicable.

9.7 Orange Book Listing. With respect to Marketing Exclusivity Rights or other data exclusivity periods (such as those periods listed in the FDA’s Orange Book (including without limitation any available pediatric extensions) and all foreign equivalents in the Territory), Endo shall use Commercially Reasonable Efforts consistent with its obligations under applicable law to seek, maintain and enforce all of the foregoing available for the Products in all countries in the Territory where Regulatory Approval is obtained. With respect to filings in the FDA Orange Book (and foreign equivalents) for issued patents for a Product, Endo shall, consistent with its obligations under applicable law, list in a timely manner and maintain any listing for all applicable BDSI Patents and other patents Controlled by Endo required to be filed by it, or that it is permitted to file, under applicable law. To the extent reasonably practicable, at least *** prior to an anticipated deadline for the filing of patent listing information for any BDSI Patents, Endo will consult with BDSI regarding the content of such filing. In the event of a dispute between the Parties as to whether a BDSI Patent can be filed and/or the content of such

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filing, the Parties will take expedited steps to resolve the dispute as promptly as possible, including seeking advice of an independent legal counsel to guide their decision. BDSI shall reasonably cooperate with Endo, at Endo’s expense, in filing and maintaining such Orange Book (and foreign equivalent) listings.

ARTICLE 10

CONFIDENTIALITY

10.1 Definition of Confidential Information. During the Term, either Party (the “Disclosing Party”) may from time to time furnish the other Party (the “Receiving Party”) with scientific, technical, trade or business information or materials which are treated by the Disclosing Party as confidential or proprietary, including, without limitation, information and materials related to, Product, processes, formulae, procedures, tests, equipment, data, batch records, reports, know-how, sources of supply, patent positioning, relationships with consultants and employees, business plans and business developments, and information concerning the existence, scope or activities of any research, design, development, Manufacturing, marketing or other projects. All such disclosed information shall be referred to herein as “Confidential Information” if it is provided in writing and is designated or otherwise identified as “Confidential” at the time of disclosure, or if it is first provided orally, visually, or by inspection and is identified as “Confidential” at the time of disclosure. Notwithstanding the foregoing, Confidential Information shall also include such information or materials that would reasonably be identified or understood by the Receiving Party to be the confidential or proprietary information of the Disclosing Party, even if they are not so identified as described in the previous sentence. “BDSI Confidential Information” means any and all Confidential Information for which BDSI is the Disclosing Party and Endo the Receiving Party hereunder, provided that, notwithstanding anything to the contrary, any and all information concerning any BEMA Improvements (or intellectual property rights related thereto) shall be deemed BDSI Confidential Information (and BDSI shall be the Disclosing Party, and Endo the Receiving Party, with respect thereto).

10.2 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that for the Term and for *** thereafter, the Receiving Party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose any Confidential Information furnished to it by the Disclosing Party pursuant to this Agreement.

10.3 Exclusions. Notwithstanding anything herein to the contrary, the obligations of confidentiality and nonuse under this Article 10 applicable to Confidential Information hereunder shall not apply to information that Receiving Party can demonstrate:

(a) at the time of disclosure, is known publicly or thereafter becomes known publicly through no fault of the Receiving Party, its Affiliates or agents;

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(b) is disclosed to the Receiving Party on a non-confidential basis by a Third Party that is not legally prohibited from disclosing such information;

(c) was developed by the Receiving Party independently of information obtained from the Disclosing Party, as shown by the Receiving Party’s prior written records;

(d) was already known to the Receiving Party before receipt from the Disclosing Party, as shown by the Receiving Party’s prior written records; or

(e) is released with the prior written consent of the Disclosing Party.

10.4 Permitted Disclosures. Notwithstanding the foregoing, each Receiving Party may disclose the Disclosing Party’s Confidential Information (a) to the Receiving Party’s employees, consultants, Affiliates, agents, contractors, or sublicensees *** who are bound by obligations relating to confidentiality at least as restrictive of those contained herein and who have a need to know such information in connection with the Receiving Party’s performance of its obligations or practice of its rights under this Agreement ***, (b) to Regulatory Authorities in connection with any Regulatory Submissions required for development of Product pursuant to the Development Plan or in compliance with Regulatory Requirements, including, without limitation, any requirements under or pursuant to the Food and Drug Administration Amendments Act of 2007, or (c) pursuant to Sections 10.5 and 10.6.

10.5 Terms of Agreement. The Parties agree that the material terms of this Agreement will be considered Confidential Information of both Parties. Subject to Section 10.6 below, no Party shall, without the prior written consent of the other Party, disclose in any manner to any Third Party the material terms and conditions of this Agreement, except for terms or subject matter which has been the subject of prior public disclosure or has been mutually approved for such disclosure and except as set forth below. Each Party acknowledges and agrees that, notwithstanding the foregoing, (a) either Party, to the extent legally required, shall have the right to file this Agreement as an exhibit to its filings with the U.S. Securities and Exchange Commission, and, in addition, either Party shall have the right to disclose such terms as are required to be disclosed in its publicly-filed financial statements or other public statements, pursuant to applicable laws, regulations and stock exchange rules (e.g., the rules of the U.S. Securities and Exchange Commission, NASDAQ, NYSE or any other stock exchange on which securities issued by either Party may be listed); provided such Party shall, to the extent reasonably practicable, provide the other Party with a copy of the proposed text of such statements or disclosure (including any exhibits containing this Agreement) sufficiently in advance of the scheduled release or publication thereof to afford such other Party a reasonable opportunity to review and comment upon the proposed text (including redacted versions of this Agreement), (b) either Party shall have the further right to disclose the material financial terms of this Agreement under a confidentiality obligation no less protective than those set forth in this Agreement, to any potential or actual sublicensee, acquirer, acquisition target, merger partner or target, or providers of financing and their advisors, (c) Endo shall have the right to disclose information regarding the development or commercialization status of Product in the Territory to the extent such disclosure is deemed reasonably necessary or desirable by Endo, and (d) each

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Party shall have the right to disclose information regarding the development or commercialization status of Product in the Territory to the extent such disclosure by BDSI or Endo, as applicable, is required by applicable laws or stock exchange rules, provided that such Party shall, to the extent reasonably practicable, provide the other Party with a copy of the proposed statements or disclosure sufficiently in advance of the scheduled release or publication thereof to afford such other Party a reasonable opportunity to review and comment thereon.

10.6 Mandatory Disclosure.

(a) Notification and Consultation. In the event that the Receiving Party is required by applicable statute or regulation or by court order or judicial or administrative process to disclose any part of the Disclosing Party’s Confidential Information (including material terms or conditions of this Agreement), the Receiving Party shall, to the extent reasonably practicable, (i) promptly notify the Disclosing Party of each such requirement and identify the documents so required thereby, so that the Disclosing Party may seek or request the Receiving Party to seek an appropriate protective order, confidential treatment or other remedy and/or waive compliance by the Receiving Party with the provisions of this Agreement and (ii) consult with the Disclosing Party on the advisability of taking legally available steps to resist or narrow the scope of such requirement.

(b) Limited Disclosure. If, in the absence of such a protective order, confidential treatment request, other remedy or waiver by the Disclosing Party, the Receiving Party is nonetheless required to disclose any part of the Disclosing Party’s Confidential Information or any material terms or conditions of this Agreement, the Receiving Party may disclose such Confidential Information or material terms or conditions without liability under this Agreement, except that the Receiving Party shall furnish only that portion of the Confidential Information or material terms or conditions that is legally required.

ARTICLE 11

PUBLIC ANNOUNCEMENTS; USE OF NAMES; PUBLICATIONS

11.1 Public Announcements. The Parties agree that the public announcement of the execution of this Agreement shall be substantially in the form of the press release attached as Exhibit F, and the Parties will cooperate in the release thereof as soon as practicable after the signature of this Agreement by the Parties. Neither Party shall make any other statement to the public regarding the execution and/or any other aspect of the subject matter of this Agreement, except: (i) where a Party reasonably believes disclosure is required under applicable laws and (ii) either Party may use the text of the press release attached as Exhibit F or any statement previously approved by the other party. This provision shall not apply to the matters covered by, or be construed to limit, Sections 10.5, 10.6 or 11.3.

11.2 Use of Names. BDSI shall not make use of the name of Endo or any of its Affiliates in any advertising or promotional material, or otherwise, without the prior written consent of Endo except as required by applicable law or pursuant to Section 11.1. Except as

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provided in Section 8.2 or 11.1 or required by applicable law, Endo shall not make use of the name of BDSI or any of its Affiliates in any advertising or promotional material, or otherwise, without the prior written consent of BDSI. Notwithstanding the foregoing, either Party may use the name of the other Party or its Affiliates in the context of mentioning the existence of this Agreement in advertising or promotional materials.

11.3 Publication.

(a) Within *** after the Effective Date, each Party shall designate one or two individuals to be “Designated Reviewers” to fulfill the obligations and responsibilities described in this Section 11.3. Prior to public disclosure or submission for publication of a proposed publication describing the results of any scientific or clinical activity relating to Product, and if Endo is making the disclosure or submission, only to the extent the disclosure or submission contains BDSI Confidential Information, each Party shall send all Designated Reviewers by expedited delivery a copy of the proposed publication to be submitted and the Designated Reviewers shall have a reasonable time period (but no less than *** from the date of confirmed receipt thereof) in which to determine whether the proposed publication contains subject matter for which patent protection should be sought (prior to publication of such proposed publication) for the purpose of protecting an invention, or whether the proposed publication contains Confidential Information of the non-publishing Party, or whether, in the case of a disclosure or publication by or on behalf of BDSI, its Affiliates, sublicensees or Subcontractors, the proposed publication contains information that is reasonably likely to have a material adverse impact on the development or commercialization of Product Following the expiration of the applicable time period for review, the applicable Party shall be free to submit such proposed publication for publication and publish or otherwise disclose to the public such scientific or clinical results, subject to the procedures set forth in Section 11.3(b), except that any publication in the Territory by or on behalf of BDSI, its Affiliates, sublicensees or Subcontractors requires the prior written consent of Endo. Notwithstanding the foregoing, the Parties agree that this Section 11.3(a) does not apply to any publication resulting from or governed by any contract, entered into by Arius or Parent prior to the Effective Date or pursuant to this Agreement, for the performance of any development or Manufacture of Product by a Third Party to the extent such Third Party retains the right to publish without a Party’s prior written consent.

(b) If the Designated Reviewers of the non-publishing Party believe that the subject matter of the proposed publication contains Confidential Information of the non-publishing Party, a patentable invention owned by such Party or in which such Party otherwise has rights, or, in the case the non-publishing Party is Endo, information that is reasonably likely to have a material adverse impact on the development or commercialization of Product in the Territory, then prior to the expiration of the applicable time period for review, the Designated Reviewers of the non-publishing Party shall notify the Designated Reviewers of the other Party in writing of such belief. On receipt of such notice from the Designated Reviewers of the non-publishing Party that such proposed publication contains Confidential Information of the non-publishing Party, the publishing Party shall remove such Confidential Information from such proposed publication prior to any publication thereof, unless the non-publishing Party agrees

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otherwise in writing. On receipt of written notice from the Designated Reviewers of the non-publishing Party that such proposed publication contains a patentable invention, the publishing Party shall delay public disclosure *** to permit preparation and filing of a patent application on such invention. The publishing Party shall thereafter be free to publish or disclose such information, subject to Article 10 and the last sentence in Section 11.3(a). On receipt of such notice from the Designated Reviewers of Endo that such proposed publication contains information that is reasonably likely to have a material adverse impact on the development or commercialization of Product in the Territory, BDSI shall not be permitted to publish such proposed publication. If the Designated Reviewers of both Parties are not in agreement with regard to the outcome for any proposed publication pursuant to this Section 11.3(b), then the Designated Reviewers shall refer such dispute to the JCC for resolution. Notwithstanding the foregoing, the Parties agree that this Section 11.3(b) does not apply to any publication results from or governed by any contract, entered into by Arius or Parent prior to the Effective Date or pursuant to this Agreement, for the performance of any development or Manufacture of Product by a Third Party to the extent such Third Party retains the right to publish without a Party’s prior written consent.

ARTICLE 12

REPRESENTATIONS, WARRANTIES AND COVENANTS

12.1 Mutual Representations and Warranties of BDSI and Endo. Each of BDSI and Endo hereby represents and warrants to the other Party as of the Effective Date as follows:

(a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. It has the requisite corporate power and authority to conduct its business as presently being conducted and as proposed to be conducted by it.

(b) It has the requisite corporate power and authority to enter into this Agreement and to perform the services contemplated hereunder. All corporate actions on its part, necessary for (i) the authorization, execution, delivery and performance by it of this Agreement, and (ii) the consummation of the transactions contemplated hereby, have been duly taken.

(c) Assuming the due authorization, execution and delivery by the other Party, this Agreement is its legally valid and binding obligation, enforceable against it in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court or other tribunal before which any proceeding may be brought).

(d) There is no contractual restriction or obligation binding on either Party which would be materially contravened by execution and delivery of this Agreement or by the performance or observance of its terms.

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(e) Except to the extent provided in ***, each Party will have written contracts with all Third Parties (including employees and Subcontractors) performing services on its behalf under this Agreement, where such services are intended to create inventions, that assign to such Party all inventions and rights therein.

(f) To each Party’s knowledge, no representation or warranty made by it in this Agreement, nor any statement contained in any schedule, annex or exhibit hereto furnished by it, contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein not misleading.

12.2 Additional Representations and Warranties and Covenants of BDSI. BDSI hereby further represents and warrants to Endo as of the Effective Date and covenants, as applicable:

(a) The BDSI Intellectual Property is Controlled by BDSI, free and clear of any mortgages, pledges, charges, liens, equities, security interests, or other encumbrances that would conflict or interfere with or adversely affect any of the rights or licenses granted to Endo hereunder, except for the QLT Security Interest which shall be terminated contemporaneously with the payment by Endo under Section 7.1. The BDSI Patents are in full force and effect and have been maintained through the Effective Date. Upon termination of the QLT Security Interest, BDSI has the exclusive right to grant the rights granted under this Agreement, except to the extent any such rights granted herein are specified as being nonexclusive. All of the issued BDSI Patents in existence on the Effective Date are, to the knowledge of BDSI, valid and enforceable. Neither BDSI nor any Affiliate of BDSI has any interest in or otherwise Controls any patent or patent application that claims or would otherwise be infringed by the Product, including, to the extent included therein, the BEMA Technology, or the Manufacture or use of Product, in the Field, that is not part of the BDSI Intellectual Property.

(b) All of the information (i) requested in writing by Endo for due diligence purposes in connection with entering into this Agreement, and (ii) known to BDSI and in BDSI’s possession or control regarding problems concerning the safety or efficacy of Product (including any of its components), has been provided by BDSI and is in all material respects true, complete, and unredacted (except as expressly noted). Without limiting the generality of the foregoing, BDSI has, to the extent requested by Endo in writing provided Endo, or given Endo access to, true, complete, and unredacted (except as expressly noted) copies of all (i) submissions to, and correspondence with, Regulatory Authorities by BDSI or any Affiliate thereof directly relating to Product (excluding any of the foregoing to the extent solely concerning any other product), including adverse event files, complaint files, Manufacturing records and inspection reports; and (ii) material agreements (including any letter agreements) between BDSI (or any Affiliate thereof) and any licensor, licensee, production or financing partner or other Third Party, including all effective amendments to any such agreements, directly pertaining to the Product or rights granted hereunder, which in any event (A) affects or may reasonably be anticipated to affect Endo’s rights under the Agreement; or (B) relates to Product. BDSI or, to BDSI’s knowledge, its Third Party Manufacturers, is in material compliance with all applicable federal, state and local laws, rules and regulations, including, without limitation, all Regulatory

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Requirements, with respect to each facility and site to be used in the Manufacture of Clinical Trial Materials and, to BDSI’s knowledge, there are no circumstances or conditions which would reasonably be expected to prevent compliance from continuing during the duration of this Agreement or interfere with BDSI’s ability to Manufacture Clinical Trial Materials.

(c) There is no pending or, to the knowledge of BDSI, threatened claim, interference, opposition or demand of any Third Party challenging the ownership, validity or scope of any BDSI Intellectual Property or BDSI Trademarks in existence as of the Effective Date, and BDSI is not aware of any facts from which it could reasonably conclude that any of the BDSI Patents is invalid or , *** the exercise of rights under the BDSI Patents in the Territory as contemplated by this Agreement would infringe patent rights of Third Parties. *** To the knowledge of BDSI, ***, (i) the Manufacture, use or sale of Product (as formulated as of the Effective Date) as contemplated under this Agreement will not infringe any existing issued patent (or any pending published patent application) of any Third Party and (ii) the use of the BDSI Intellectual Property or BDSI Trademarks as contemplated under this Agreement will not constitute the misappropriation of any trade secret or any other proprietary rights of any Third Party.

(d) Except for the QLT Security Interest (which shall be terminated contemporaneously with the payment under Section 7.1), there are no liens or claims currently existing on or to the BDSI Intellectual Property or BDSI Trademarks (including any “proceeds” (including any liens or claims on or to rights to sue for past, present and future infringements thereof, any licenses, claims, damages and proceeds of suit arising therefore, or any payments or rights to payments arising out of the sale, lease, license assignment, or other disposition thereof) that would, with respect to any of the foregoing, conflict or interfere with any of the rights or licenses granted to Endo hereunder. Following the Effective Date, BDSI will not create, incur, or permit to exist on or to any BDSI Intellectual Property or BDSI Trademarks in the Territory or proceeds thereof, will defend such BDSI Intellectual Property and BDSI Trademarks and proceeds thereof against, and will take such other action as is necessary to remove in respect to such BDSI Intellectual Property and BDSI Trademarks and proceeds thereof, any lien or claim on or to the BDSI Intellectual Property or BDSI Trademarks in the Territory, other than, in each case (i) the liens or claims created hereby, (ii) the licenses of the BDSI Intellectual Property and BDSI Trademarks to Endo granted pursuant to this Agreement, or (iii) any liens or claims that would, with respect to any of the foregoing, not conflict or interfere with or adversely affect any of the rights or licenses granted to Endo hereunder. In the event BDSI plans to grant a lien on, or assign any amounts receivable hereunder, it shall give advance written notice of such intention to Endo and shall not grant any such lien or make such assignment that shall adversely affect in any material respect any rights of Endo under this Agreement, including any right of set-off.

(e) BDSI has not been served with any action or proceeding nor, to the knowledge of BDSI, is there any threat of an action or proceeding against BDSI, that would, in each case, be reasonably anticipated to materially and adversely affect the rights granted to Endo herein.

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(f) To the knowledge of BDSI there have not been and are not now any investigations, adverse Third Party written allegations or legal actions, or written claims against BDSI, including any pending or threatened legal action against BDSI, in any court or by or before any governmental body or agency, with respect to Product, or BDSI’s obligations set forth herein, including any which may adversely affect BDSI’s ability to perform its obligations under this Agreement.

(g) BDSI has not granted to any Third Party any rights with respect to the BDSI Trademarks that would conflict with the rights thereto granted to Endo under this Agreement. The BDSI Trademarks are, to BDSI’s knowledge, in full force and effect, are subsisting and valid, and have been maintained to date, and are not subject to any opposition proceedings. To the knowledge of BDSI, its use or its Affiliates’ use of the BDSI Trademarks does not infringe, misappropriate, or otherwise violate any rights of any Third Party and no Third Party is infringing, misappropriating or otherwise violating the BDSI Trademarks.

(h) ***, BDSI has no present knowledge of any fact or circumstance that would reasonably be anticipated to prevent BDSI, Endo, or a Third Party ***, provided that Endo acknowledges that BDSI has not yet produced Product in commercial scale, and the foregoing shall not be construed as a representation or warranty that BDSI has, as of Effective Date, developed all methods or processes for producing in commercial scale, the capacity to itself manufacture Product in commercial scale, ***.

(i) BDSI and its Affiliates have complied in all material respects with all applicable laws, permits, governmental licenses, registrations, approvals, concessions, authorizations, orders, injunctions and decrees with respect to the development of Product through the Effective Date.

(j) BDSI has not received any Form 483 observations, warning letters or other communications from a Regulatory Authority which would reasonably be expected to adversely impact the Manufacture or the marketing of Product.

(k) BDSI has (itself or through Third Party contractors) the capacity to Manufacture sufficient amounts of Clinical Trial Material in order to meet its obligations under this Agreement.

(l) BDSI shall not *** in any manner that may adversely affect any of Endo’s rights hereunder *** in any manner without Endo’s prior written consent, which consent shall not be unreasonably withheld as long as any *** does not in Endo’s good faith judgment adversely affect any of Endo’s rights hereunder.

(m) The consolidated balance sheet of Parent as at November 30, 2011 which was provided by Parent to Endo is the Parent’s most recent regularly prepared balance sheet. The assets of the Parent on a consolidated basis as reflected on such balance sheet after deducting cash and short term investments are less than $***. BDSI understands that Endo will be relying on this representation in determining that no filing is required in respect to the

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transaction contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

12.3 BDSI hereby further represents and warrants to Endo that:

(a) Clinical Trial Material will be of satisfactory quality, free of any defects and will be Manufactured in strict compliance with the applicable Specifications, cGMP and all other provisions of this Agreement and the Quality Agreement and all applicable federal, state and local laws, rules and regulations, including, without limitation, all applicable Regulatory Requirements and environmental laws, in force at the time of Manufacture.

(b) Clinical Trial Materials subject to the provisions of the FD&C Act, will not, when shipped and/or used by BDSI hereunder, be adulterated or misbranded within the meaning of the FD&C Act or of any applicable state law or law of any foreign country in which the definitions of adulteration and misbranding are substantially the same as those contained in the FD&C Act, or an article which may not, under the provisions of the FD&C Act, be introduced into interstate commerce.

(c) All Product components of the Clinical Trial Materials are generally recognized as safe in accordance with all applicable laws.

(d) BDSI is not debarred and BDSI is not, has not used, and will not use in any capacity the services of any person debarred under Subsection 306(a) or (b) of the Generic Drug Enforcement Act of 1992.

(e) The bioanalytical laboratory(ies) used by BDSI in connection with the Product through the Effective Date, or in the performance of its obligations under this Agreement, is(are), to BDSI’s knowledge, in good standing and are not ***. BDSI shall not hereafter engage any bioanalytical laboratory(ies) in connection with the Product that Endo notifies BDSI in writing not to use.

12.4 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 12 OR OTHERWISE IN THIS AGREEMENT, EACH PARTY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

12.5 Non-competition. For a period commencing on the Effective Date and ending on the earlier of the *** anniversary of the initial Regulatory Approval of Product in the U.S. or the first sale of a Generic Product in the U.S. by a Third Party, provided that Endo is in compliance with this Section 12.5, BDSI shall not, itself or through any Affiliate, Subcontractor or sublicensee, develop, make or have made, use, offer for sale, sell, import, market or promote ***. For a period beginning ***, Endo shall not, itself or through any Affiliate, Subcontractor or sublicensee, *** make, have made, use, offer for sale, sell, import, market or promote ***. For

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purposes of clarification, neither Party shall be prohibited by this Section 12.5 from making, having made, developing, using, offering for sale, selling, importing, marketing, or promoting ***. The obligations set forth in this Section 12.5 shall be of no further force or effect on the Parties, their respective Affiliates, licensees, or sublicensees upon the acquisition of a Party, merger of a Party, or sale of all or substantially all of the assets of a Party (or that portion thereof related to this Agreement) by, with, or to a Third Party, or Change of Control transaction with a Third Party, if such Third Party or any Affiliate thereof owns, has licensed, or controls rights to a product which, absent the effects of this sentence, would cause a Party to violate this Section 12.5 and is the subject of material development, commercialization, sale, marketing, promotional, out-licensing efforts, or other activities in the Field in the Territory at the time of such acquisition, merger, sale, or Change of Control.

12.6 Survival of Representations. The representations of the Parties pursuant to Sections 12.1, 12.2 and 12.3 shall be made as of the Effective Date (and not with respect to facts arising thereafter) but, for purposes of seeking or obtaining remedies with respect to any breach thereof in existence as of the Effective Date, shall survive execution of this Agreement and the Effective Date.

ARTICLE 13

INDEMNIFICATION AND LIMITATION OF LIABILITY

13.1 Indemnification by Endo. Subject to Sections 13.3 and 13.4, Endo shall indemnify, defend and hold BDSI, its Affiliates, and their respective directors, officers, employees consultants, contractors, sublicensees and agents (collectively, the “BDSI Indemnitees”) harmless from and against any and all claims, suits, proceedings or causes of action (“Claims”) brought by a Third Party against such BDSI Indemnitee, including any damages or other amounts payable to such Third Party, as well as any reasonable attorneys’ fees and costs of litigation incurred as to any such Claim (collectively, “Damages”), in each case resulting from or based on: (a) the development ***, sale, use, Manufacture, importation, offer for sale, distribution, marketing, or promotion of Product by or on behalf of Endo, any Affiliate thereof, any sublicensee, or any agent, representative, employee, consultant, or contractor of any of the foregoing, (b) Endo’s breach of this Agreement ***; (c) the gross negligence or willful misconduct of, or violation of applicable law by, Endo, its Affiliates or their (sub)licensees, or their respective employees, contractors or agents in the performance of, or exercise of rights under, this Agreement or otherwise with respect to Product; (d) breach, by Endo’s, its Affiliates’, or their (sub)licensees’ acts or omissions with respect to the Product, of a contractual or fiduciary obligation owed by Endo or any Affiliate thereof to a Third Party; or (e) patent infringement or misappropriation of trade secrets claimed by a Third Party with respect to the development, sale, use, Manufacture, importation, offer for sale, distribution, marketing, or promotion of Product following the Effective Date solely to the extent such Claim is a result of or based on any changes to the Product initiated or undertaken by or on behalf of Endo, any Affiliate thereof, or any sublicensee thereof after the Effective Date. The foregoing indemnity obligation shall not

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apply to the extent such Claims or Damages result from any matter to the extent BDSI is required to indemnify Endo for such matter pursuant to Section 13.2 or Section 13.3(a).

13.2 Indemnification by BDSI.

(a) Subject to Sections 13.3 and 13.4, BDSI shall indemnify, defend and hold Endo, its Affiliates, and their respective directors, officers, employees consultants, contractors, sublicensees and agents (collectively, the “Endo Indemnitees”) harmless from and against any and all Claims brought by a Third Party against such Endo Indemnitee, including any Damages resulting therefrom, in each case resulting from or based on: (a) any development work (including pre-clinical and clinical) done by BDSI for Product; (b) BDSI’s breach of this Agreement; (c) the gross negligence or willful misconduct of, or violation of applicable law by, BDSI, its Affiliates or (sub)licensees, or their respective employees, contractors or agents in the performance of this Agreement; (d) breach, by BDSI’s or its Affiliates’ acts or omissions with respect to the Product, ***; and/or (e) *** except that ***.

(b) In consideration of ***, BDSI shall indemnify, defend and hold the Endo Indemnitees harmless from and against any and all Claims brought against such Endo Indemnitee, including any Damages resulting therefrom, in each case resulting from or based ***, except to the extent that such Claims or Damages result solely from Endo’s breach ***. Such indemnification shall apply and be enforceable against BDSI notwithstanding any action or omission by Endo hereunder, and in no event shall Endo be subject to any Claims or have any liability for any Damages suffered by BDSI as a result of any action or omission of Endo in ***.

13.3 Indemnification of Product Liability Claims. Notwithstanding any other provision of this Agreement, this Section 13.3 shall govern the allocation of liability between the Parties with respect to claims of property injury, bodily injury or death related to Product in the Territory.

(a) Subject to Section 13.4, BDSI shall indemnify and hold the Endo Indemnitees harmless from and against any and all Damages which an Endo Indemnitee may incur or suffer arising out of any Third Party claim of property damage, bodily injury or death (including negligence, tort, strict liability or otherwise) to the extent caused by any BDSI Design Defect or BDSI Manufacturing Defect. A “BDSI Design Defect” shall be a defect in the design or formulation of the Product not resulting from the acts or omissions of Endo, any Affiliate thereof, any (sub)licensee, or any Third Party acting on behalf of Endo, any Affiliate thereof, or any (sub)licensee. A “BDSI Manufacturing Defect” shall be a defect in the Clinical Trial Material due to its not materially conforming to the Product Specifications or not being made in compliance with applicable law or Regulatory Requirements. Notwithstanding anything to the contrary, any Claim or Damages subject to indemnification under clause (e) of the first sentence of Section 13.1 or clause (e) of the first sentence of Section 13.2(a) shall not be a Claim or Damages subject to indemnification under this Section 13.3(a) (i.e. any Claims or Damages resulting from a claim of patent infringement or trade secret misappropriation shall not be subject to indemnification under this Section 13.3(a)).

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(b) Subject to Section 13.4 and except to the extent provided in subsection (a) above, Endo shall defend, indemnify and hold the BDSI Indemnitees harmless from and against any and all Damages arising out of any claims of property damage, bodily injury or death (including negligence, tort, strict liability or otherwise) to the extent caused by or arising out of any development (other than that performed by or on behalf of BDSI under this Agreement), sale, use, Manufacture, importation, offer for sale, distribution, marketing, or promotion of Product by or on behalf of Endo, any Affiliate thereof, any sublicensee, or any agent, representative, employee, consultant, or contractor of any of the foregoing.

13.4 Indemnification Procedures. A Party seeking indemnification under Section 13.1, 13.2 or 13.3 hereof (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) in writing of any claim, lawsuit or other action in respect of which the Indemnitee, its Affiliates, or any of their respective directors, officers, employees and agents intend to claim such indemnification. The failure or delay to so notify the Indemnitor shall not relieve the Indemnitor of any obligation or liability that it may have to the Indemnitee except to the extent that the Indemnitor demonstrates that its ability to defend or resolve such Claim is adversely affected thereby. The Indemnitee shall permit, and shall cause its Affiliates and their respective directors, officers, employees and agents to permit the Indemnitor to have complete control of such defense (except as set forth below) so long as it promptly assumes the defense and prosecutes the defense with reasonably appropriate diligence and care. *** The Party controlling the defense hereunder (the “Defending Party”) shall have the authority, at its discretion, to settle or otherwise voluntarily dispose of any such claim, lawsuit or other action only with the prior written consent of the Party who is not controlling the defense (the “Non-Defending Party”), provided, however, that (i) such consent shall not be unreasonably withheld or delayed so long as such settlement or voluntary disposition does not adversely affect the Non-Defending Party’s rights hereunder (or with respect to Product) or impose any obligations on the Non-Defending Party in addition to those set forth herein and (ii) any settlement or voluntary disposition of a matter subject to indemnification hereunder that (x) admits fault or wrongdoing, or incurs non-indemnified liability, on the part of the Non-Defending Party, (y) materially limits the scope, validity, or enforceability of any of the BDSI Patents, BDSI Know-How, or BDSI Trademarks in respect to Product in the Territory (in the case Endo is the Non-Defending Party) or materially limits the scope, validity, or enforceability of any of the BDSI Patents, BDSI Know-How, or BDSI Trademarks in respect to the Product outside the Territory, products other than the Product ***, or the BEMA Technology generally (in the case BDSI is the Non-Defending Party), or (z) would reasonably be expected to materially adversely affect the Non-Defending Party’s ability to develop or commercialize the Product in the Territory (if Endo is the Non-Defending Party) or to develop or commercialize the Product outside the Territory or any other products (other than Product) covered by any BDSI Patent(s) (if BDSI is the Non-Defending Party), shall require the Non-Defending Party’s prior written consent, which the Non-Defending Party may withhold in its sole discretion acting in good faith. The Defending Party and the Non-Defending Party, and their respective Affiliates, and their respective directors, officers, employees and agents shall cooperate fully with each other and their respective legal representatives in the investigation and defense of any claim, lawsuit or other action covered by this indemnification. The Defending Party shall keep the Non-Defending Party reasonably

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informed of the progress of the action and shall consider the comments and observations of the Non-Defending Party timely given in the course of the proceedings. If the Indemnitor is the Defending Party, the Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense. Notwithstanding the foregoing, the Indemnitee may be represented by separate counsel at the expense of the Indemnitor if a conflict of interest exists between the interests of the Indemnitor and Indemnitee so that a single counsel representing Indemnitor cannot adequately defend the rights of the Indemnitee. No Indemnitee shall enter into any settlement or voluntary disposition of any Claim subject to indemnification under this Section 13 without the prior written consent of the Indemnitor with respect thereto, which consent shall not be unreasonably withheld or delayed, except with respect to any such settlement or voluntary disposition (I) that adversely affects the Indemnitor’s rights hereunder (or with respect to Products), or (II) (x) that admits fault or wrongdoing on the part of the Indemnitor, (y) materially limits the scope, validity, or enforceability of any of the BDSI Patents, BDSI Know-How, or BDSI Trademarks in respect to Product in the Territory (in the case Endo is the Indemnitor) or materially limits the scope, validity, or enforceability of any of the BDSI Patents, BDSI Know-How, or BDSI Trademarks in respect to the Product outside the Territory, products other than the Product ***, or the BEMA Technology generally (in the case BDSI is the Indemnitor), or (z) would reasonably be expected to materially adversely affect the Indemnitor’s ability to develop or commercialize the Product in the Territory (if Endo is the Indemnitor) or to develop or commercialize the Product outside the Territory, any other products (other than Product) covered by any BDSI Patent(s), or the BEMA Technology generally (if BDSI is the Indemnitor), in which cases the Indemnitor may withhold its consent thereto in its sole discretion acting in good faith.

13.5 Survival of Indemnification Obligations. The provisions of this Article 13 shall survive the termination or expiration of this Agreement.

13.6 Insurance. The Parties shall maintain insurance with creditworthy insurance companies or self insure in accordance with applicable law against such risks and in such amounts as are usually maintained or insured against by other companies of established repute engaged in the same or a similar business.

ARTICLE 14

TERM AND TERMINATION

14.1 Term. The term of this Agreement shall commence on the Effective Date and shall expire, on a country-by-country basis, upon the later to occur of: (a) 10 years from the date of First Commercial Sale in a particular country or (b) the date on which the last Valid Claim of the BDSI Patents covering Product (or the use or manufacture thereof) in a particular country has expired or been invalidated or found unenforceable, unless earlier terminated in accordance with Section 14.2 (the “Term”), provided that, notwithstanding the foregoing, the licenses granted by BDSI to Endo hereunder shall continue and, if applicable, Endo’s Royalty obligations under Section 7.3(c) (and any related payment, reporting, and recordkeeping obligations) shall survive the expiration of the Term.

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14.2 Termination.

(a) Termination by Endo. This Agreement may be terminated at any time by Endo upon *** prior written notice to BDSI. Endo shall not be required to make any milestone payment to BDSI that would otherwise become due under Article 7 as a result of the achievement of a particular Milestone Event during such *** period.

(b) Mutual Agreement. This Agreement may be terminated in its entirety at any time upon mutual written agreement between the Parties.

(c) Material Breach. Either Party may terminate this Agreement in its entirety at any time upon written notice to the other Party if the other Party is in material default or breach of this Agreement and such material default or breach is not cured within (i) *** or, with respect to any breach of any payment obligation not subject to a good faith dispute, ***, after written notice thereof is delivered to the defaulting or breaching Party, or (ii) in the case of a breach (other than a breach of any payment obligation) that cannot be cured within ***, within a reasonable period not exceeding *** after written notice thereof is delivered to the defaulting or breaching Party, so long as the breaching party is making a good faith effort to cure such default.

(d) Insolvency. This Agreement may be terminated by written notice by either Party (the “Non-Debtor Party”) at any time during the Term (a) upon the declaration by a court of competent jurisdiction that the other Party (the “Debtor Party”) is bankrupt and the Debtor Party’s assets are to be liquidated, (b) upon the filing or institution of bankruptcy, liquidation or receivership proceedings with respect to the Debtor Party, (c) upon an assignment of a substantial portion of the assets for the benefit of creditors by the Debtor Party, (d) in the event a receiver or custodian is appointed for the Debtor Party’s business, or (e) if a substantial portion of the Debtor Party’s business is subject to attachment or similar process; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall become effective only if the proceeding is not dismissed within *** after the filing thereof.

(e) Termination Outside of the U.S. In the event Endo does not submit an application for Regulatory Approval in *** (“Approval Criteria”), or if Regulatory Approval is obtained in *** after the later of such Regulatory Approval or any governmental agency pricing approval (“Commercialization Criteria”), *** prior written notice to Endo terminate this Agreement in respect to such Region unless Endo meets the Approval Criteria or the Commercialization Criteria for such Region in such *** period.

(f) Adverse Events. This Agreement may be terminated by Endo at any time upon written notice in light of adverse events or information, as provided in Section 4.3(c).

14.3 Consequences of Termination.

(a) Upon termination of this Agreement by Endo under Section 14.2(a) or Section 14.2(f), (I) all licenses granted by BDSI to Endo hereunder shall terminate (subject to

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Section 14.3(f)), and (II) Endo shall (i) at BDSI’s written request made within *** of termination, transfer to BDSI or its designee such Pre-Approval Regulatory Submissions, including any INDs and NDAs, all Regulatory Approvals, and all Post-Approval Regulatory Submissions specified in such written request, (ii) at BDSI’s written request made within *** of termination, use Commercially Reasonable Efforts to effect the transfer of legal responsibility for the conduct of such Clinical Trials specified in such written request and render BDSI or its designee the sponsor thereof for all legal purposes in a smooth and orderly fashion consistent with applicable law, Regulatory Requirements, and any existing contracts with Third Parties for the conduct of such Clinical Trials, (iii) at BDSI’s written request made within *** of termination, use Commercially Reasonable Efforts to effect the transfer of legal responsibility to BDSI or its designee for such portion of manufacture of Product specified in such written request, in a smooth and orderly fashion consistent with applicable law, Regulatory Requirements, and any existing contracts with Third Parties for the manufacture of Product, (iv) execute and file the required letters with the FDA and other Regulatory Authorities necessary to effect all such transfers, (v) at BDSI’s written request made within *** of termination, assign to BDSI or its designee such sublicenses and agreements with Subcontractors specified in such written request that can be assigned in accordance with their terms, and (vi) grant (and Endo hereby grants) BDSI a perpetual, irrevocable, royalty-free, fully-paid, transferable license, with rights of sublicense, under the Endo Intellectual Property to make, have made, use, sell, offer for sale, and import Product, provided that (i) any Endo Intellectual Property incorporated, utilized, or practiced in the Product (or its use or Manufacture) shall, in the exercise of such rights, be incorporated, utilized, and practiced in the same (or materially the same) manner as incorporated, utilized, or practiced in the Product as it is made, used and sold on the date of date of termination and (ii) any Endo Intellectual Property constituting clinical, animal, or in vitro data or results concerning any Product or the use thereof and any analyses of such information or results shall not be subject to the limitation in the preceding clause (i).

(b) Upon termination of this Agreement under Section 14.2(b), the Parties shall specify in their mutual written agreement as to how to handle licenses, Confidential Information, transfer of regulatory submissions and Regulatory Approvals, assignment of contracts and the like.

(c) Upon termination of this Agreement by BDSI under Section 14.2(c) or Section 14.2(d), (I) after the amount payable to Endo under clause (III) of this paragraph is determined, all licenses granted by BDSI to Endo hereunder shall terminate (subject to Section 14.3(f)), (II) after the amount payable to Endo under clause (III) of this paragraph is determined, Endo shall (i) at BDSI’s written request made within *** of termination, transfer to BDSI or its designee such Pre-Approval Regulatory Submissions, including any *** and ***, Regulatory Approvals, and Post-Approval Regulatory Submissions specified in such written request, (ii) at BDSI’s written request made within thirty (30) days of termination, use Commercially Reasonable Efforts to effect the transfer of legal responsibility for the conduct of such Clinical Trials specified in such written request and render BDSI or its designee the sponsor thereof for all legal purposes in a smooth and orderly fashion consistent with applicable law, Regulatory Requirements, and any existing contracts with Third Parties for the conduct of such Clinical

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Trials, (iii) at BDSI’s written request made within *** of termination, use Commercially Reasonable Efforts to effect the transfer of legal responsibility to BDSI or its designee for such portion of the manufacture of Product specified in such written request in a smooth and orderly fashion consistent with applicable law, Regulatory Requirements, and any existing contracts with Third Parties for the manufacture of Product, (iv) execute and file the required letters with the FDA and other Regulatory Authorities necessary to effect all such transfers, (v) at BDSI’s written request made within *** of termination, assign to BDSI or its designee such sublicenses and agreements with Subcontractors specified in such written request that can be assigned in accordance with their terms, and (vi) grant (and Endo hereby grants) BDSI a perpetual, irrevocable, transferable license, with rights of sublicense, under the Endo Intellectual Property to make, have made, use, sell, offer for sale, and import Product, provided that (x) any Endo Intellectual Property incorporated, utilized, or practiced in the Product (or its use or Manufacture) shall, in the exercise of such rights, be incorporated, utilized, and practiced in the same (or materially the same) manner as incorporated, utilized, or practiced in the Product as it is made, used and sold on the date of termination and (y) any Endo Intellectual Property constituting clinical, animal, or in vitro data or results concerning any Product or the use thereof and any analyses of such information or results shall not be subject to the limitation in the preceding clause (x), and (III) BDSI shall pay or cause to be paid to Endo an amount negotiated in good faith by the Parties that is intended to compensate Endo for its financial and other contributions to the development and commercialization of Product in the Territory (which may include a royalty to Endo in respect to net sales of Product), determined as follows. The Parties shall enter into good faith negotiations regarding the applicable payments. The negotiations shall be based upon the then current market practices for pharmaceutical products of similar commercial promise, the relative financial and other contributions of the Parties to the development and commercialization of Product, the market potential of Product, the apparent risks of going forward with development and commercialization and the damages caused, if any, by the circumstances of the termination in question to the development and commercialization prospects for Product. Such matters on which the Parties cannot reach consensus within *** after such termination shall be conclusively settled by a mutually acceptable independent, neutral person selected in good faith negotiation by the Parties with financial, scientific, technical and regulatory experience with respect to the development of pharmaceutical products in the same development field as Product necessary to resolve such matter (an “Expert”). If the Parties are not able to agree within *** after such termination, JAMS/ENDISPUTE shall be responsible for selecting an Expert within *** of being approached by a Party. The fees and costs of the Expert and of JAMS/ENDISPUTE, if applicable, shall be shared equally by the Parties. The place of arbitration of any such matter shall be Philadelphia, Pennsylvania, unless the Parties agree otherwise or the selection of the Expert requires otherwise. Within *** after the designation of the Expert, the Parties shall each simultaneously submit to the Expert and one another a written statement of their respective positions. Each Party shall have *** from receipt of the other Party’s submission to submit to the Expert and the other Party a written response thereto, which shall include any scientific, technical and financial information in support thereof. The Expert shall have the right to meet with the Parties, either alone or together, as necessary to make a determination. No later than *** after the designation of the Expert, the Expert shall make a determination by selecting the resolution proposed by one of the Parties that the Expert deems as

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a whole to be the most fair and reasonable to the Parties in light of the totality of the circumstances. The Expert shall provide the Parties with a written statement setting forth the basis of the determination in connection therewith. The decision of the Expert shall be final and conclusive.

(d) Upon termination of this Agreement by Endo under Section 14.2(c) or Section 14.2(d), (I) the licenses granted by BDSI to Endo hereunder shall continue, (II) no further payments shall be made by Endo under Section 7.2, (III) BDSI shall at Endo’s written request made within *** of termination, assign to Endo or its designee all agreements with Subcontractors engaged by BDSI in respect to its duties and responsibilities under this Agreement that can be assigned in accordance with its terms, and (IV) Endo shall continue to pay the Royalty until the Term would have otherwise expired as provided in Section 14.1 but *** percent (***%) of Endo’s fully allocated costs in respect to performing BDSI’s obligations hereunder which BDSI did not perform and any other damages, not otherwise recovered by Endo from BDSI pursuant to Section 13.2 or otherwise, suffered by Endo as a result of BDSI’s breach (provided that such damages (and Endo’s recovery thereof pursuant to this subsection (d)) shall be subject to, and limited by the effects of, Section 15.15), shall be creditable against up to *** percent (***%) of any Royalties due BDSI hereunder in any particular calendar quarter, subject to Section 7.3(c), if applicable, until such amount has been fully accounted for by such credits against Royalties.

(e) Upon termination of this Agreement by BDSI in respect to a particular Region under Section 14.2(e), as BDSI’s sole and exclusive remedy in respect to Endo’s failure to develop or commercialize Product in such Region, (I) all licenses granted by BDSI to Endo for such Region shall terminate, and (II) Endo shall (i) at BDSI’s written request made within *** of termination, negotiate in good faith agreement terms to provide for BDSI to develop and commercialize Product in such Region taking into account that Endo will continue develop and commercialize Product in other parts of the Territory (such agreement terms to include adverse event reporting, regulatory correspondence and product recalls and withdrawals), (ii) at BDSI’s written request made within *** of termination, transfer to BDSI or its designee such Pre-Approval Regulatory Submissions, Regulatory Approvals, and Post-Approval Regulatory Submissions for countries in such Region specified in such written request, (iii) at BDSI’s written request made within *** of termination, use Commercially Reasonable Efforts to effect the transfer of legal responsibility for the conduct of such Clinical Trials specified in such written request in respect to such Region and render BDSI or its designee the sponsor thereof for all legal purposes in a smooth and orderly fashion consistent with applicable law, Regulatory Requirements, and any existing contracts with Third Parties for the conduct of such Clinical Trials, (iv) at BDSI’s written request made within *** of termination, use Commercially Reasonable Efforts to effect the transfer of legal responsibility to BDSI or its designee for such portion of the manufacture of Product for such Region specified in such written request in a smooth and orderly fashion consistent with applicable law, Regulatory Requirements, and any existing contracts with Third Parties for the manufacture of Product, (v) execute and file the required letters with the Regulatory Authorities necessary to effect all such transfers, (vi) at BDSI’s written request made within *** of termination, assign to BDSI or its designee such

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sublicenses and agreements with Subcontractors performing services in respect to such Region specified in such written request that can be assigned in accordance with their terms, and (vii) grant, and hereby grants, BDSI a perpetual, irrevocable, royalty-free, fully-paid, transferable license, with rights of sublicense, under the Endo Intellectual Property to make, have made, use, sell, and offer for sale Product anywhere in the world for use or sale in the Region(s) subject to such termination, provided that (x) any Endo Intellectual Property incorporated, utilized, or practiced in the Product (or its use or Manufacture) shall, in the exercise of such rights, be incorporated, utilized, and practiced in the same (or materially the same) manner as incorporated, utilized, or practiced in the Product as it is made, used and sold on the date of termination and (y) any Endo Intellectual Property constituting clinical, animal, or in vitro data or results concerning any Product or the use thereof and any analyses of such information or results shall not be subject to the limitation in the preceding clause (x).

(f) Upon any termination by BDSI pursuant to Section 14.2(c), 14.2(d), 14.2(e) or by Endo pursuant to Section 14.2(a) or (f), to the extent allowed by law and Endo’s contractual obligations (which Endo shall request be waived to the extent they restrict disclosure), Endo shall provide BDSI copies of any material contracts reasonably requested in writing within *** of such termination by BDSI concerning any manufacturing, supplier, distributor, research, development, sublicense, clinical study, or other material contracts between Endo (or its Affiliates) and Third Parties concerning Endo’s activities or rights with respect to the portion of the Territory subject to such termination, provided that Endo shall be entitled to redact those portions of such contracts which do not relate to Product.

(g) Upon termination of this Agreement by Endo pursuant to Section 14.2(a) or by BDSI pursuant to Section 14.2(c) or 14.2(d), the rights granted to Endo under this Agreement shall survive such termination until (if applicable pursuant to a termination by BDSI under Section 14.2(c) or 14.2(d)) the amount payable to Endo under Section 14.3(c) is determined and otherwise only to the extent necessary to grant Endo the right to sell off, over the *** immediately following the effective date of such termination, Product then in Endo’s inventory or which Endo is contractually committed to sell; provided that Endo pays to BDSI any payments due in accordance with Section 7.2 or Section 7.3. Upon termination of this Agreement by Endo pursuant to Section 14.2(c) or 14.2(d), the rights granted to Endo under this Agreement shall survive such termination, provided that Endo pays to BDSI any payments due in accordance with Section 14.3(d).

(h) Upon expiration or termination of this Agreement in its entirety, unless otherwise directed by Endo, BDSI shall promptly return all Endo Confidential Information to Endo, except (i) to the extent useful or necessary for BDSI’s development or commercialization of Product following any termination by Endo under Section 14.2(a) or 14.2(f) or by BDSI under Section 14.2(c), 14.2(d) or 14.2(e) and (ii) for a single copy and/or sample for documentation purposes only. Upon expiration or termination of this Agreement in its entirety, unless otherwise directed by BDSI, Endo shall promptly return all BDSI Confidential Information to BDSI, except (i) to the extent useful or necessary for Endo’s development or commercialization of

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Product following any termination by Endo under Section 14.2(c) or 14.2(d) and (ii) for a single copy and/or sample to be retained for documentation purposes only.

(i) Accrued Obligations. Except as set forth herein, any termination or expiration of this Agreement shall not relieve either Party of any obligation which has accrued prior to the effective date of such termination or expiration, which obligations shall remain in full force and effect.

(j) Remedies. Termination of this Agreement in accordance with and fulfillment of all obligations set forth in this Article 14 shall not, except as otherwise provided herein, affect any other rights or remedies that may be available to a Party in law or equity, all remedies being cumulative and not exclusive.

ARTICLE 15

MISCELLANEOUS

15.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any Party shall be in writing and shall be deemed given only (a) when delivered to the Party personally, (b) *** after sent to the Party by registered mail, return receipt requested, postage prepaid, (c) the second Business Day after sent by a nationally recognized courier service guaranteeing next-day or second-day delivery, charges prepaid, in each case addressed to the Party at its address set forth below, or (d) the first Business Day after sent by facsimile transmission to the number set forth below, or at such other address or fax number as such Party may from time to time specify by notice given in the manner provided herein to the Party entitled to receive notice hereunder:

For BDSI:	Arius Pharmaceuticals, Inc. 801 Corporate Center Drive, Suite 210 Raleigh, NC 27607 Attention: Chief Executive Officer FAX: 919-582-9051

With a copy to:	Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 Attn: Jason S. Wood FAX: 919-781-4865

For Endo:	Endo Pharmaceuticals Inc. 100 Endo Boulevard Chadds Ford, PA 19317 Attention: President FAX (610) 558-9682

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With a copy to:	Chief Legal Officer 100 Endo Boulevard Chadds Ford, PA 19317 FAX: (610) 558-9684

15.2 Entire Agreement. This Agreement (including any Exhibits, Schedules, Annexes or other attachments hereto) constitutes the entire agreement between the Parties with respect to the subject matter hereof, and no oral or written statement may be used to interpret or vary the meaning of the terms and conditions hereof. This Agreement supersedes any prior or contemporaneous agreements and understandings, whether written or oral, between the Parties with respect to the subject matter hereof, including the Confidentiality Agreement between Parent and Endo dated November 22, 2010 (the “Existing CDA”). All information disclosed by BDSI pursuant to the Existing CDA shall be deemed BDSI Confidential Information for the purposes of this Agreement.

15.3 Assignment. Neither Party may assign or otherwise transfer this Agreement without the prior written consent of the other Party, except that either Party may assign this Agreement without the consent of the other Party to any Affiliate (such permitted assignment to an Affiliate to include the right of Endo to assign its obligations in respect to parts of the Agreement to different Affiliates) or in connection with (a) the sale or acquisition of such Party, (b) the sale of all or substantially all of the assets of such Party (or that portion thereof related to the subject matter of this Agreement), or (c) such Party’s merger, consolidation, reorganization, or similar transaction. Any assignment of this Agreement in violation of this Section 15.3 shall be null and void. Assignment of this Agreement by either Party shall not relieve the assignor of its obligations hereunder accruing prior to the date of such assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

15.4 Force Majeure. Each Party shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to minimize the effect of and overcome or remove the cause or condition causing such force majeure. For purposes of this Agreement, force majeure shall mean conditions beyond the control of a Party, including, without limitation, an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances). Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a force majeure affecting such Party.

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15.5 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of the Agreement.

15.6 Independent Contractor. Each Party shall be acting as an independent contractor in performing under this Agreement and shall not be considered or deemed to be an agent, employee, joint venturer or partner of the other Party.

15.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

15.8 No Third-Party Beneficiaries. Except as provided in Article 13 in respect to BDSI Indemnitees and Endo Indemnitees, nothing in this Agreement, either express or implied, is intended to or shall confer upon any Third Party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

15.9 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by authorized representatives of Endo and BDSI.

15.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania and the federal laws of the U.S., in each case without reference to choice of law rules.

15.11 Dispute Resolution. In the event of any dispute under this Agreement (other than disputes excluded in subsection (a) below), the Parties shall refer such dispute to the Applicable Senior Officers for attempted resolution by good faith negotiations within *** after such referral is made. If the Applicable Senior Officers are unable to resolve the dispute within such *** period, either Party may proceed as set forth below.

(a) Alternative Dispute Resolution. Any dispute, controversy or claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement, including disputes relating to an alleged breach or to termination of this Agreement and including any claim of inducement by fraud or otherwise, but excluding any dispute, controversy or claim arising out of or relating to the validity, enforceability, or infringement of any BDSI Patent or any suit or claim for injunctive relief under Section 15.12 (which shall be submitted to a court of competent jurisdiction), shall be settled by mediation and arbitration in the manner described below:

(b) Mediation. The Applicable Senior Officers shall mutually select a mediator with appropriate expertise in the subject matter to which the dispute relates, who will be engaged to resolve the dispute. If the Applicable Senior Officers cannot agree on a mediator within ***, each Party may seek appropriate resolution through arbitration as described below.

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If the Parties are unable to resolve their dispute through mediation within *** after mutual selection of the mediator(s), either Party may seek appropriate resolution through arbitration as described below.

(c) Arbitration. Any dispute, controversy or claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement which is not resolved by mediation as set forth above, including disputes relating to alleged breach or to termination of this Agreement (other than disputes referred to in Section 15.11(a) that are to be submitted to a court of competent jurisdiction), shall be settled by binding arbitration (“Arbitration”) in the manner described below:

(i) If a Party intends to begin an Arbitration to resolve a dispute, such Party shall provide written notice (the “Arbitration Request”) to the other Party informing such other Party of such intention and the issues to be resolved. Within *** after the receipt of the Arbitration Request, the other Party may, by written notice to the Party initiating Arbitration, add additional issues to be resolved.

(ii) Procedure. The Arbitration shall be conducted pursuant to the then-current JAMS/ENDISPUTE Rules (streamlined for disputes involving $*** or less (and not the right to terminate this Agreement) and comprehensive for disputes involving more than $*** or involving a right to terminate this Agreement). Notwithstanding those rules, the following provisions shall apply to the Arbitration hereunder:

(iii) Arbitrator. In the event that the dispute at issue involves an amount less than $*** and not the termination of this Agreement, the Arbitration shall be conducted by one (1) independent, neutral arbitrator and, to the extent reasonably available through JAMS, reasonably expert in the U.S. pharmaceutical industry (the “Threshold 1 Arbitrator”). In the event, however, that the dispute at issue involves an amount greater than $*** or the termination of this Agreement, the Arbitration shall be conducted by a panel of three (3) independent, neutral arbitrators and, to the extent reasonably available through JAMS, reasonably expert in the U.S. pharmaceutical industry (collectively, with the Threshold 1 Arbitrator, the “Arbitrators”). The Arbitrators shall be selected from a pool of retired independent federal judges to be presented to the Parties by JAMS/ENDISPUTE. Neither Party shall engage in ex parte contact with the Arbitrators.

(iv) Proceedings. The time periods set forth in the JAMS/ENDISPUTE rules shall be followed, unless a Party can demonstrate to the Arbitrators that the complexity of the issues or other reasons warrant the extension of one or more of the time tables. Notwithstanding the foregoing, the Arbitrators shall render a written opinion setting forth findings of fact and conclusions of law with the reason therefor stated within no later than *** from the date on which the Arbitrators were appointed to the dispute. A transcript of the evidence adduced at the hearing shall be made and, upon request, shall be made available to each Party. The Arbitrators shall, in rendering their decision, apply the substantive law of the Commonwealth of Pennsylvania

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and the federal law of the U.S., in each case without regard to conflict of laws provisions, except that the interpretation of and enforcement of this Section 15.11 shall be governed by the Federal Arbitration Act. The Arbitrator shall apply the Federal Rules of Evidence to the hearing. The proceeding shall take place in Philadelphia, Pennsylvania. The fees of the Arbitrators and JAMS/ENDISPUTE shall be paid by the losing Party, which shall be designated by the Arbitrator. If the Arbitrator is unable to designate a losing Party, it shall so state and the fees shall be split equally between the Parties.

(v) Award. Subject to Section 15.12, the Arbitrator is empowered to award any remedy allowed by law, including money damages, prejudgment interest and attorneys’ fees, and to grant final, complete, interim, or interlocutory relief, including injunctive relief.

(vi) Costs. Except as set forth in Sections 15.11(d)(ii) and (iii) above, each Party shall bear its own legal fees and costs.

(vii) Confidentiality. The Arbitration proceeding shall be confidential and the Arbitrators shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by law, no Party shall make (or instruct the Arbitrators to make) any public announcement with respect to the proceedings or decision of the Arbitrators without prior written consent of each other Party. The existence of any dispute submitted to Arbitration, and any award with respect thereto, shall be kept in confidence by the Parties and the Arbitrators, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

(viii) Judgment; Provisional Remedies. The United States District Court for the Eastern District of Pennsylvania may enter judgment upon any award. The Parties consent to the jurisdiction of the above-specified Court for the enforcement of these provisions and the entry of judgment on any award. In the event such Court lacks jurisdiction, then any court having jurisdiction of this matter may enter judgment upon any award and provide the same relief. Without limitation of Section 15.12, each Party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

(ix) Language. All pleadings, complaints and other documents filed or presented in connection with, and all proceedings in, any dispute resolution proceeding described in this Section 15.11 must be in the English language.

15.12 Injunctive Relief. Notwithstanding anything to the contrary, each Party shall be entitled to seek injunctive relief to enforce the respective covenants and agreements of the Parties in this Agreement, including, without limitation, the respective rights and obligations of the Parties under Articles 8 and 10 and Sections 9.2, 12.5, and 14.3.

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15.13 Nature of Licenses. All rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of 11 U.S.C. § 365(n) of the Bankruptcy Laws, licenses of rights to “intellectual property” as defined under 11 U.S.C. § 101(35A) of the Bankruptcy Laws. The Parties agree that a Party granted any rights or licenses under this Agreement (the “Licensee”) by the other Party (the “Licensor”) shall retain and may fully exercise all of Licensee’s rights, including any right to enforce any exclusivity provision of this Agreement, remedies, and elections under Bankruptcy Laws. To the fullest extent permitted by law, the Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Licensor under the Bankruptcy Laws, the Licensee shall be entitled to all applicable rights under 11 U.S.C. § 365(n) of the Bankruptcy Laws, including copies and access to, as appropriate, any such intellectual property and all embodiments of such intellectual property upon written request therefor by the Licensee, and such, if not already in its possession, shall be promptly delivered to the Licensee.

Without limiting the generality of the foregoing, if a case is commenced by or against a Party (the “Subject Party”) under the Bankruptcy Laws, such Party (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 trustee) shall:

(a) as the other Party (the “Non-Subject Party”) may elect in a written request, immediately upon such request:

(i) perform all of the obligations provided in this Agreement to be performed by the Subject Party, including, where applicable and without limitation, providing to the Non-Subject Party portions of such intellectual property (including embodiments thereof) held by the Subject Party and such successors and assigns or otherwise available to them; or

(ii) provide to the Non-Subject Party all such intellectual property (including all embodiments thereof) held by the Subject Party and such successors and assigns or otherwise available to them as called for under this Agreement; and

(b) not interfere with the rights of the Non-Subject Party under this Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity, to the extent provided hereunder and in 11 U.S.C. § 365(n) of the Bankruptcy Laws.

If (x) a case under the Bankruptcy Laws is commenced by or against the Subject Party, (y) this Agreement is rejected as provided in the Bankruptcy Laws, and (z) the Non-Subject Party elects to retain its rights under this Agreement as provided in the Bankruptcy Laws, then the Subject Party (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 trustee) shall provide to the Non-Subject Party all such intellectual property required to be provided to the Non-Subject Party hereunder (including all embodiments thereof) held by the Subject Party and such successors and assigns, or otherwise

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available to them, immediately upon the Non-Subject Party’s written request. Whenever a Subject Party or any of its successors or assigns provides to the Non-Subject Party any of the intellectual property licensed under this Agreement (or any embodiment thereof) pursuant to this Section, the Non-Subject Party shall have the right to perform the obligations of the Subject Party under this Agreement with respect to such intellectual property, but neither this provision nor such performance by the Non-Subject Party shall release the Subject Party from any such obligation or liability for failing to perform.

The Parties acknowledge that the milestone payments to be paid by Endo under Section 7.2 and any other payments by Endo under this Agreement, other than the Royalty to be paid under Section 7.3, do not constitute “royalties” within the meaning of the Bankruptcy Laws or relate to licenses of intellectual property under this Agreement.

15.14 Waiver of Jury Trial. EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY.

15.15 Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING UNDER ANY CAUSE OF ACTION AND ARISING IN ANY WAY OUT OF THIS AGREEMENT, PROVIDED THAT, NOTWITHSTANDING THE FOREGOING, THE FOREGOING LIMITATION WILL NOT LIMIT EITHER PARTY’S (I) INDEMNIFICATION OBLIGATIONS TO THE OTHER PARTY UNDER ARTICLE 13, (II) LIABILITY FOR PATENT INFRINGEMENT, TRADEMARK INFRINGEMENT, OR TRADE SECRET MISAPPROPRIATION, OR (III) LIABILITY FOR ANY BREACH OF ARTICLE 10 OR SECTIONS 8.1 (first sentence only), 8.3, or 12.5.

15.16 Survival. Sections 4.3(a) (with respect to BDSI’s rights and Endo’s obligations thereunder), 4.6, 7.5, 7.6, 7.7, 7.8, 9.1, 9.2, 9.4 (with respect to any infringement occurring prior to termination or expiration), 9.5 (with respect to any infringement occurring prior to termination or expiration), 11.1, 11.2, 12.4, and 14.3 and Articles 1, 10, 13 and 15, and any payment obligations accruing prior to termination or expiration, shall survive any termination or expiration of this Agreement.

15.17 No Waiver. The failure of either Party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such Party thereafter to enforce such provisions.

15.18 Counterparts. This Agreement may be executed in one or more counterparts, and by the respective Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Agreement.

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15.19 Joint and Several Obligations; Arius Two as Party. All of the obligations of Parent and Arius set forth in this Agreement are joint and several and all references to BDSI shall refer to each of Parent, Arius and to the extent deemed a Party hereto as described below, Arius Two unless the context otherwise requires. Each of Parent, Arius, and to the extent deemed a Party hereto as described below, Arius Two acknowledges that Endo can pursue Parent, Arius, or Arius Two for any amounts owed by Parent, Arius, or Arius Two to Endo or any Affiliate thereof under this Agreement. The Parties agree that Arius Two shall only be deemed a Party to this Agreement with respect to ***.

[SIGNATURES FOLLOW ON NEXT PAGE]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

ARIUS PHARMACEUTICALS, INC.

By:	/s/ Mark A. Sirgo

Name:	Mark Sirgo

Title:	President & CEO

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Mark A. Sirgo

Name:	Mark Sirgo

Title:	President & CEO

ARIUS TWO, INC.

By:	/s/ Mark A. Sirgo

Name:	Mark Sirgo

Title:	President & CEO

ENDO PHARMACEUTICALS INC.

By:	/s/ David P. Holveck

Name:	David P. Holveck

Title:	President & CEO

[Signature Page to License and Development Agreement]

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Schedule A

BDSI PATENTS

***

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Schedule 3.2(a)

DEVELOPMENT PLAN

***

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Annex I

ACTIVE INGREDIENT SPECIFICATIONS

***

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Annex III

PACKAGING SPECIFICATIONS

***

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Annex IV

PRODUCT SPECIFICATIONS

***

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Exhibit A

REGIONS

Territories	Countries

Europe Region	Albania, Andorra, Armenia, Austria, Azerbaijan, Belarus, Belgium, Bosnia and Herzegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Georgia, Germany, Greece, Hungary, Iceland, Ireland, Italy, Kazakhstan, Latvia, Liechtenstein, Lithuania, Luxembourg, Macedonia, Malta, Moldova, Monaco, Montenegro, Netherlands, Norway, Poland, Portugal, Romania, Russia, San Marino, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, Ukraine, United Kingdom

Middle East/North Africa Region	Afghanistan, Pakistan, Kazakhstan, Kyrgyzstan, Tajikistan, Turkmenistan, Uzbekistan, Egypt, Iran, Iraq, Turkey, Sudan, Algeria, Morocco, Iraq, Saudi Arabia, Yemen, Syria, Israel, Libya, Jordan, United Arab Emirates, Lebanon, Palestinian territories, Kuwait, Oman, Qatar, Bahrain, Georgia, Azerbaijan, Bahrain, Algeria, Angola, Benin, Botswana, Burkina Faso, Burundi, Cameroon, Cape Verde, Central African Republic, Chad, Comoros, Côte d’Ivoire, Democratic Republic of the Congo, Djibouti, Equatorial Guinea, Eritrea, Ethiopia, Gabon, Gambia, Ghana, Guinea, Guinea-Bissau, Kenya, Lesotho, Liberia, Libya, Madagascar, Malawi, Mali, Mauritania, Mauritius, Morocco, Mozambique, Namibia, Niger, Nigeria, Rwanda, São Tomé and Príncipe, Senegal, Seychelles, Sierra Leone, Somalia, South Africa, South Sudan, Sudan, Swaziland, Tanzania, Togo, Tunisia, Uganda, Zambia, Zimbabwe

North America Region	Antigua and Barbuda, Bahamas, Barbados, Canada, Cuba, Dominica, Dominican Republic, Grenada, Haiti, Jamaica, Mexico, Saint Kitts and Nevis, Saint Lucia, Saint Vincent and the Grenadines, Trinidad and Tobago, United States

Pacific Rim Region	Australia, Brunei, Cambodia, China, Fiji, French Polynesia, Hong Kong, Indonesia, Japan, Macao, Malaysia, Marshall Islands, Federated States of Micronesia, Nauru, New Zealand, North Korea, Palau, Papua New Guinea, Peru, Philippines, Samoa, Singapore, Solomon Islands, South Korea, Taiwan, Thailand, Timor-Leste, Tonga, Tuvalu, Vanuatu, Vietnam, Laos

South/Central America Region	Belize, Costa Rica, El Salvador, Guatemala, Honduras, Nicaragua, Panama Argentina, Bolivia, Brazil, Chile, Colombia, Ecuador, Guyana, Paraguay, Peru, Suriname, Uruguay, Venezuela

Rest of World	Bangladesh, Bhutan, India, Maldives, Myanmar, Nepal, Sri Lanka, Mongolia

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EXHIBIT B

EXISTING BDSI AGREEMENTS

***

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EXHIBIT C

FDA LETTERS

From:	Renee Boerner, PhD
Phone:	(919) 582-9050
Fax:	(919) 582-9051
Email:	rboerner@bdsi.com

    December 2011

Bob A Rappaport, MD, Director

Division of Anesthesia, Analgesia, and Addiction Products, HFD-170

Center for Drug Evaluation and Research

Food and Drug Administration

5901-B Ammendale Road

Beltsville, MD 20705-1266

Re:	IND – BEMA® Buprenorphine (buprenorphine buccal soluble film)

Sequence:

Subject:	Other: Change in Ownership of IND - Transfer

Dear Dr Rappaport:

Reference is made to Investigational New Drug (IND) application for BEMA Buprenorphine, buprenorphine buccal soluble film submitted on December 15, 2005.

The purpose of this submission is to inform the Agency that BioDelivery Sciences International, Inc. (BDSI) is transferring ownership and all rights and obligations for IND          to Endo Pharmaceuticals, Inc. (Endo).

Effective December XX, 2011, Endo accepts ownership and all rights and responsibilities to the above referenced IND application. Please direct all correspondence to the following address:

Endo Pharmaceuticals, Inc.

Attn: Lauren Tornetta, MBA, MS

100 Endo Boulevard

Chadds Ford, PA 19317

BDSI will provide Endo a complete copy of IND         .

If there are any questions concerning this submission, please do not hesitate to contact me at by telephone (919) 582-9050, fax (919) 582-9051, or email rboerner@bdsi.com.

Sincerely,

Renee Boerner, PhD

Director, Regulatory Affairs

BioDelivery Sciences International, Inc.

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cc	Matthew Sullivan, Project Manager, FDA, CDER, DAAP

Bob Barto, Vice President, Regulatory Affairs

Endo Pharmaceuticals, Inc.

100 Endo Boulevard

Chadds Ford, PA 19317

Attachments:	Electronic Submission Specifications
Form FDA 1571

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December XX, 2011

Bob Rappaport, M.D., Director

Division of Anesthesia, Analgesia and Addiction Products

Food and Drug Administration

Center for Drug Evaluation and Research

Central Document Room

5901-B Ammendale Road

Beltsville, MD 20705-1266

RE: IND        , BEMA Buprenorphine, buprenorphine buccal soluble film

CHANGE IN OWNERSHIP OF IND - ACCEPTANCE

Serial No.:

Dear Dr. Rappaport:

Reference is made to Investigational New Drug (IND) application for BEMA Buprenorphine, buprenorphine buccal soluble film submitted on December 15, 2005.

The purpose of this submission is to inform the Agency that ownership and all rights and obligations for IND          has been transferred from BioDelivery Sciences International, Inc. to Endo Pharmaceuticals, Inc. (Endo).

Effective December XX, 2011, Endo accepts ownership and all rights and responsibilities to the above referenced IND application. Please direct all correspondence to the following address:

Endo Pharmaceuticals, Inc.

Attn: Lauren Tornetta, MBA, MS

100 Endo Boulevard

Chadds Ford, PA 19317

BDSI will provide Endo a complete copy of IND         .

If there are any questions concerning this submission, please do not hesitate to contact me at 610.459.7645 or via email at Tornetta.Lauren@endo.com. In my absence, please contact Paula Clark, Director, Regulatory Affairs, at 610.459.7397 or via email at Clark.Paula@endo.com.

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Sincerely,

Lauren P. Tornetta, MBA, MS

Associate Director, Regulatory Affairs

cc:	Andrew Finn, Pharm.D.

Executive Vice President, Product Development

BioDelivery Sciences International

801 Corporate Drive, Suite 210

Raleigh, N.C. 27607

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EXHIBIT D

TARGET PRODUCT PROFILE

***

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Exhibit E

USAGE OF BDSI TRADEMARKS

***

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Exhibit F

PRESS RELEASE

BioDelivery Sciences Announces Worldwide License and Development Agreement with Endo Pharmaceuticals for BEMA Buprenorphine

BDSI to receive up to $180 million plus royalties

BDSI management to hold conference call on Friday, Jan. 6, 2012, at 8:30 A.M. EST

RALEIGH, N.C., Jan. 6, 2012 - BioDelivery Sciences International, Inc. (Nasdaq: BDSI) today announced the signing of a worldwide license and development agreement with Endo Pharmaceuticals (Nasdaq: ENDP) for the exclusive rights to develop and commercialize BEMA Buprenorphine for the treatment of chronic pain. BEMA Buprenorphine utilizes BDSI’s patented and proven BioErodible MucoAdhesive (BEMA) technology to deliver the opioid analgesic buprenorphine.

In aggregate, the agreement is worth up to $180 million to BDSI if all milestones are met, which includes an upfront payment of $30 million, as well as intellectual property, development, regulatory and commercial milestone payments. Additionally, BDSI will receive a tiered mid to upper teen royalty on U.S. net sales of BEMA Buprenorphine.

Financial terms of the agreement include:

•	$30 million upfront payment to BDSI upon execution of the definitive agreement;

•	$95 million in potential milestone payments based on achievement of pre-defined intellectual property, clinical development and regulatory events;

•	$55 million in potential sales milestones upon achievement of designated sales levels; and

•	Tiered, mid to upper teen royalty on U.S. net sales

Under terms of the agreement, Endo will be responsible for the manufacturing, distribution, marketing and sales of BEMA Buprenorphine on a worldwide basis. Endo will commercialize BEMA Buprenorphine outside the U.S. through its own efforts or through regional partnerships. Both companies will collaborate on the planning and finalization of the Phase 3 clinical development program and regulatory strategy for BEMA Buprenorphine for chronic pain. BDSI will maintain responsibility for the conduct of planned clinical studies leading up to the

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submission of the New Drug Application (NDA). Endo will have the responsibility of submitting the NDA and managing the interactions with FDA.

“We could not be more pleased to enter into this significant partnership with a company that has the financial strength, market presence and focus in pain management as Endo,” said Dr. Mark A. Sirgo, President and Chief Executive Officer of BDSI. “As we considered the ideal commercial partner for BDSI’s most significant asset, we sought to balance the financial benefits of the transaction with a company that had a real need for a product with the potential of BEMA Buprenorphine along with solid experience and commitment to the pain category. Endo is one of the most highly regarded and recognized companies in the area of pain management, and they continue to demonstrate their ability to excel in this category.”

“Endo is committed to serving as an integrated solutions provider for the development and commercialization of products focused on the management of pain,” said Dave Holveck, President and Chief Executive Officer of Endo. “The addition of BEMA Buprenorphine will broaden Endo’s portfolio of pain therapeutics, allowing us to offer an integrated suite of products that currently includes Opana ER, Voltaren Gel and Lidoderm, as well as a broad range of generic pain products. We look forward to working closely with BDSI on the development of this important asset.”

Webcast and Conference Call Information

BDSI will hold a conference call on Friday, January 6, at 8:30 A.M. Eastern Time to discuss the licensing deal with Endo Pharmaceuticals and provide a brief update on ONSOLIS and BEMA Buprenorphine/Naloxone. Interested parties may participate in the call which can be accessed at www.bdsi.com or toll-free at (866) 516-3002 or at (760) 298-5082. For those who are not able to listen to the live broadcast, a replay of the call will be made available on the BDSI website.

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing the patented BEMA technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, and the E.U. (where it will be marketed as BREAKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm) and South Korea (licensed to Kunwha Pharmaceutical Co.). BDSI’s second pain product, BEMA Buprenorphine, is being developed for the treatment of moderate to severe chronic pain and is in development in a high dose formulation with naloxone for the treatment of opioid dependence. BEMA Buprenorphine for chronic pain is licensed on a worldwide basis to Endo Pharmaceuticals. Additional product candidates are being developed utilizing the BEMA

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technology for conditions such as nausea/vomiting (BEMA Granisetron). BDSI’s headquarters is located in Raleigh, North Carolina. For more information, visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYL is registered trademark of Meda Pharma GmbH & Co. KG.

Cautionary Note on Forward-Looking Statements

This press release, the presentation described herein and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results (i) stemming from the Company’s commercial partnership with Endo Pharmaceuticals, (ii) of regulatory review of BEMA Buprenorphine and related milestone payments to the Company or (iii) sales results for BEMA Buprenorphine and resulting royalty payments to the Company) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Readers are cautioned that peak sales and market size estimates have been determined on the basis of market research and comparable product analysis, but no assurances can be given that such estimates are accurate or that such sales levels will be achieved, if at all.

Contacts:

Brian Korb

Senior Vice President

The Trout Group LLC

(646) 378-2923

bkorb@troutgroup.com

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

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amedwar@bdsi.com

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EXHIBIT G

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EXHIBIT H

QLT PAYOFF LETTER

[Tolmar Therapeutics letterhead]

January     , 2012

Arius Two Pharmaceuticals, Inc.

801 Corporate Center Drive, Suite 210

Raleigh, NC 27607

BioDelivery Sciences International, Inc.

Arius Two Pharmaceuticals, Inc.

801 Corporate Center Drive, Suite 210

Raleigh, NC 27607

Re:	Payoff of Remaining Outstanding Amounts Due for Acquisition of BEMA Assets

Dear Mark:

Reference is hereby made to (i) that certain Intellectual Property Assignment Agreement entered into by Arius Two, Inc. (“A2”) and QLT USA, Inc., a Delaware corporation (renamed TOLMAR Therapeutics, Inc. as of October 8, 2009; hereinafter, “Tolmar”) as of September 5, 2007 (the “US Purchase Agreement”), (ii) that certain Intellectual Property Assignment Agreement entered into by A2 and Tolmar as of August 2, 2006 (the “Ex-US Purchase Agreement”; collectively with the US Purchase Agreement, the “Purchase Agreements”), (iii) the two Secured Promissory Notes, one dated August 2, 2006 and one dated September 5, 2007, issued to Tolmar by A2 pursuant to the Purchase Agreements (collectively, the “Notes”), (iv) the two Amended and Restated Security Agreements entered into by A2 and Tolmar as of September 5, 2007 (collectively, the “Security Agreements”), (v) the two Amended and Restated Patent and Trademark Security Agreements entered into by A2 and Tolmar as of September 5, 2007 (collectively, the “IP Security Agreements”), (vi) that certain Guaranty executed by BioDelivery Sciences International, Inc. (“BDSI”) as of August 2, 2006 (the “Ex-US Guaranty”), and (vii) that certain Guaranty executed by BioDelivery Sciences International, Inc. (“BDSI”) as of September 5, 2007 (the “US Guaranty”; collectively, with the Ex-US Guaranty, the “Guaranties”). The US Purchase Agreement, Ex-US Purchase Agreement, Notes, Security Agreements, IP Security Agreements, Guaranties, and all documents executed by Arius Two and Tolmar in conjunction therewith shall be referred to as the “Acquisition Documents”.

Tolmar hereby acknowledges the receipt, on December 22, 2011, of US$250,000 from Arius Two and agrees that, upon such US$250,000 payment, Arius Two has paid all amounts due under the Note dated August 2, 2006 and all security interests related thereto under the Security Agreement and IP Security Agreement concerning, in each case, interests in assets in

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countries outside the United States, Mexico, and Canada have terminated. Accordingly, Tolmar has executed, simultaneously with this letter, a release in the form attached hereto as Exhibit A with respect to such interests.

A2 has informed Tolmar that A2 wishes to pay off and satisfy in full all outstanding indebtedness under the Acquisition Documents (including the Notes) by payment of US$1,050,000 (the “Amended Payoff Amount”) to Tolmar no later than February 28, 2012 (the “Payoff Deadline”), which Tolmar and BDSI acknowledge is an amount less than the US$2,000,000 originally payable (without taking into account the terms of this letter) within thirty (30) days of Net Sales (as defined in the US Purchase Agreement) exceeding US$30,000,000. Tolmar hereby acknowledges and agrees that, notwithstanding anything to the contrary in the Acquisition Documents, upon the receipt by Tolmar of the Amended Payoff Amount via wire transfer to Tolmar’s account designated below, no later than 4:00 p.m. New York time on the Payoff Deadline (if payment of the Amended Payoff Amount is not received by Tolmar by the Payoff Deadline, this letter shall terminate and be of no further force or effect (and, assuming no other payment is received by Tolmar, US$2,000,000 shall remain outstanding under the Note issued by A2 to Tolmar on September 5, 2007)):

a. The Notes, Security Agreements, IP Security Agreements, Guaranties, and payment obligations due under Section 2.03 of each of the Purchase Agreements shall fully and finally terminate, and neither A2 nor BDSI shall have any further payment obligations to Tolmar under the Acquisition Documents, except with respect to any indemnification or similar obligations of A2 under Article III of each of the Purchase Agreements; and

b. Any and all security interests, pledges, deeds of trust, mortgages, encumbrances and/or other liens, guarantees or other commitments granted by A2 and, under the Guaranties, BDSI to secure the obligations of A2 and BDSI under the Acquisition Documents (collectively, the “Tolmar Liens”) shall automatically and without further action on the part of Tolmar be irrevocably terminated, discharged and released and be of no further force and effect.

The Amended Payoff Amount is to be wired to the following account of Tolmar:

Bank: JP Morgan Chase Bank

Location: New York, New York

Beneficiary: TOLMAR Therapeutics, Inc.

ABA/Routing #: 021000021

Account #: 837076488

Upon receipt of the Amended Payoff Amount, (i) Tolmar shall immediately execute a release in the form attached hereto as Exhibit B, send an executed copy thereof by email to msirgo@bdsi.com, and send an executed original thereof to Mark Sirgo’s attention at A2’s address set forth above and (ii) Tolmar authorizes A2 and BDSI to file all lien releases and terminations and such other cancellations and satisfactions and other documents necessary or appropriate to terminate all instruments of record with respect to the Tolmar Liens, including, without limitation, (a) any termination statements without the signature of Tolmar for all

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Uniform Commercial Code financing statements covering any assets of A2 or Guarantor securing the indebtedness under the Acquisition Documents and/or (b) any termination statements or other instruments, without (in any case) the signature of Tolmar, necessary to terminate any interests (or filings, liens, or assignments ) of Tolmar on record with the United States Patent and Trademark Office or similar foreign agency or authority with respect to any Tolmar Liens, and Tolmar authorizes A2 and BDSI to deliver a copy of this letter to any third party to evidence the termination and release of all of the Tolmar Liens. Further, Tolmar agrees to promptly execute and deliver to A2 or BDSI, at A2’s or BDSI’s request, such other documents, instruments and releases as A2 or BDSI may reasonably request in order to evidence or give public notice of such lien terminations, releases, cancellations and satisfactions, including but not limited to the original Notes marked clearly as cancelled.

Tolmar and TOLMAR Holding, Inc., a Delaware corporation (“Tolmar Parent”), hereby represent and warrant to A2 and BDSI that (i) QLT USA, Inc. was renamed TOLMAR Therapeutics, Inc. on October 8, 2009 in conjunction with the sale of all of the issued stock thereof to Tolmar Parent on October 1, 2009, (ii) Tolmar (formerly QLT USA, Inc.) remains a party to all of the Acquisition Documents (and has not assigned any interest therein to any third party or affiliate), and (iii) Tolmar has the requisite corporate power and authority to enter into this letter and perform its obligations hereunder. Tolmar Parent hereby guarantees to BDSI and A2 Tolmar’s compliance with, and performance of, Tolmar’s obligations under this letter. Tolmar acknowledges and agrees that A2, BDSI, and their successors and assigns may rely on this letter.

Very truly yours,

TOLMAR Therapeutics, Inc.

By:
Name:
Title:

TOLMAR Therapeutics, Inc.

By:
Name:
Title:

TOLMAR Holding, Inc.

By:
Name:
Title:

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Acknowledged and Agreed:

Arius Two, Inc.	BioDelivery Sciences International, Inc.

By:	By:
Name:	Name:
Title:	Title:

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EXHIBIT I

FORM OF ROYALTY STATEMENT

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